UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BIOLASE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIOLASE, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2015

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of BIOLASE, Inc., a Delaware corporation (the “Company”), on Monday, April 27, 2015, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 4 Cromwell, Irvine, California, 92618 (the “Annual Meeting”). At the Annual Meeting, you will be asked to vote on the election of the Company’s board of directors (our “Board”) and other matters described in the accompanying proxy materials.

YOUR VOTE IS IMPORTANT

Your vote is important, and all stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, we urge you to complete, date, sign and return the enclosed proxy card or the enclosed voting instruction card as promptly as possible, or to vote by Internet, to ensure your representation at the meeting. Internet voting is available by following the instructions provided on the proxy card.

Our Board has nominated five candidates for election to our Board at the Annual Meeting: Paul N. Clark, Dr. Jonathan T. Lord, Dr. Frederic H. Moll, Jeffrey M. Nugent and James R. Talevich.

Although our Board does not recommend that stockholders vote FOR the election of Federico Pignatelli to our Board, Mr. Pignatelli is included in the accompanying proxy statement and is listed on the proxy card, because our Board resolved that, consistent with the Agreement, dated as of June 6, 2013, among Federico Pignatelli, the Company and each of Alexander K. Arrow, Norman J. Nemoy and Gregory E. Lichtwardt (former directors of the Company), Mr. Pignatelli would be nominated for election to our Board at the Annual Meeting.

Our Board recommends that you vote FOR its nominees, Paul N. Clark, Dr. Jonathan T. Lord, Dr. Frederic H. Moll, Jeffrey M. Nugent and James R. Talevich, and FOR Proposals 2, 3, 4 and 5 using the proxy card.

Our Board is deeply committed to the Company, its stockholders and enhancing shareholder value. We look forward to seeing you at the Annual Meeting.

If you have any questions or require assistance in voting, please contact MacKenzie Partners, Inc. toll-free at (800) 322-2885 or call collect (212) 929-5500.

Sincerely,

Paul N. Clark Chairman of the Board	Jeffrey M. Nugent President and Chief Executive Officer

Irvine, California — April 2, 2015

BIOLASE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 27, 2015

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of BIOLASE, Inc., a Delaware corporation (the “Company”), will be held on Monday, April 27, 2015, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 4 Cromwell, Irvine, California, 92618, to consider the following matters, as more fully described in the proxy statement accompanying this notice:

1. the election of five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2. the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

3. the ratification of an amendment to our bylaws shifting litigation expenses to unsuccessful claiming current and former directors;

4. an amendment to the Biolase, Inc. 2002 Stock Incentive Plan;

5. an advisory vote on the compensation of our named executive officers; and

6. the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 1, 2015 are entitled to notice of and to vote at our annual meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting in person.

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience, or please vote via the Internet. If you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all of your shares are represented at the meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. The prompt return of proxies will save the expense involved in further communication.

You can find detailed information regarding voting in the section entitled “General Information” on pages 1 through 5 of the accompanying proxy statement. If you have any questions or require assistance in voting, please contact MacKenzie Partners, Inc. toll-free at (800) 322-2885 or call collect (212) 929-5500.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2015

The proxy statement and the Company’s 2014 annual report on Form 10-K are available at www.biolase.com.

BY ORDER OF THE BOARD OF DIRECTORS
Sincerely,

Michael C. Carroll Secretary

Irvine, California — April 2, 2015

BIOLASE, INC.

4 Cromwell

Irvine, California 92618

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2015

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to stockholders of BIOLASE, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (our “Board”) for use at our annual meeting of stockholders to be held on Monday, April 27, 2015, and at any adjournment or postponement thereof (“our annual meeting”). Our annual meeting will be held at 11:00 a.m. local time at our corporate headquarters located at 4 Cromwell, Irvine, California, 92618. This proxy statement and the accompanying proxy card are first being sent or given to stockholders on or about April 3, 2015.

Q.	Why am I receiving these materials?

A.	We sent you this proxy statement because our Board is soliciting your proxy to vote at our annual meeting. This proxy statement summarizes the information you need to vote at our annual meeting. You do not need to attend our annual meeting to vote your shares.

Q.	What proposals will be voted on at our annual meeting?

A.	Stockholders will vote on five proposals at our annual meeting:

•	the election of five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	the ratification of an amendment to our bylaws shifting litigation expenses to unsuccessful claiming current and former directors;

•	an amendment to the Biolase, Inc. 2002 Stock Incentive Plan; and

•	an advisory vote on the compensation of our named executive officers.

We will also consider other business, if any, that properly comes before our annual meeting.

Q.	How does our Board recommend that stockholders vote on the proposals?

A.	Our Board recommends that stockholders vote FOR the election of Paul N. Clark, Dr. Jonathan T. Lord, Dr. Frederic H. Moll, Jeffrey M. Nugent and James R. Talevich (collectively, the “Board Nominees”), FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, FOR the ratification of the amendment to our bylaws, FOR the approval of the amendment to the Biolase, Inc. 2002 Stock Incentive Plan, and FOR the approval of the advisory resolution on executive compensation.

Although our Board does not recommend that stockholders vote FOR the election of Federico Pignatelli to our Board, Mr. Pignatelli is included in this proxy statement and is listed on the proxy card because our Board resolved that, consistent with the Agreement, dated as of June 6, 2013 (the “Pignatelli Agreement”), among Federico Pignatelli, the Company and each of Alexander K. Arrow, Norman J. Nemoy and Gregory E. Lichtwardt, Mr. Pignatelli would be nominated for election to our Board at our annual meeting. As such, Mr. Pignatelli is sometimes referred to in this proxy statement as the “Other Nominee.”

Q.	Who is entitled to vote?

A.	The record date for our annual meeting (the “record date”) is the close of business on April 1, 2015. As of the record date, 58,152,792 shares of our common stock, par value $0.001 per share, were outstanding. No shares of our preferred stock were outstanding on the record date. Only holders of record of our common stock as of the record date will be entitled to notice of and to vote at our annual meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date. Stockholders may not cumulate votes in the election of directors.

Q.	Can I vote FOR the Board Nominees only?

A.	Yes. Our Board is comprised of five directors. Our Board is recommending the five Board Nominees (Paul N. Clark, Dr. Jonathan T. Lord, Dr. Frederic H. Moll, Jeffrey M. Nugent and James R. Talevich), whose names appear on the Company’s proxy card. In addition to the names of the Board Nominees, the Company’s proxy card lists Federico Pignatelli. If you desire to vote in accordance with our Board’s recommendation, you should leave the boxes next to Mr. Pignatelli’s name blank.

Q.	What do I need for admission to our annual meeting?

A.	Stockholders will be admitted to our annual meeting only if they are entitled to vote at the meeting. If you are the stockholder of record, your name will be verified against the list of stockholders prior to your admittance to our annual meeting. You should be prepared to present photo identification for admission at our annual meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned shares of our common stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee or other similar evidence of ownership as of the record date, as well as your photo identification, for your admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to our annual meeting.

Q.	How can I vote my shares without attending our annual meeting?

A.	If you are a holder of record of shares of our common stock, you may direct your vote without attending our annual meeting by signing, dating and mailing your proxy card in the enclosed postage-paid envelope or by following the instructions on the proxy card to vote by Internet.

If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote without attending our annual meeting by signing, dating and mailing your voting instruction card in the enclosed postage-paid envelope. Internet voting may also be available. Please see your voting instruction card for instructions.

Q.	Can I change my vote or revoke my proxy?

A.	You may change your vote or revoke your proxy at any time before it is voted at our annual meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	delivering to us (Attention: Corporate Secretary) at the address on the first page of this proxy statement a written notice of revocation of your proxy;

•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet); or

•	attending our annual meeting and voting in person.

Attendance at our annual meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at our annual meeting, your vote in person at our annual meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

Q.	What constitutes a quorum?

A.	The presence at our annual meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote shall constitute a quorum for the transaction of business at our annual meeting. Shares represented by properly completed proxy cards either marked “ABSTAIN” or “WITHHOLD AUTHORITY TO VOTE” or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present. Also, if shares are held by banks, brokers or other nominees who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”), those shares will be counted as present for quorum purposes.

Q.	What vote is required to approve each matter to be considered at our annual meeting?

A.	Election of Directors (Proposal One). Our bylaws provide for a majority voting standard for the election of directors unless, as of the record date for the meeting, the number of nominees exceeds the number of directors to be elected at such meeting. Under our bylaws, where the number of nominees exceeds the number of directors to be elected at a meeting of stockholders for the election of directors, each director is to be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. This means that the five candidates receiving the highest number of FOR votes will be elected. A properly executed proxy card marked WITHHOLD with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at our meeting but will not be considered to have been voted FOR or AGAINST the director nominee. An abstention or a broker non-vote on Proposal One will not have any effect on the election of directors.

IN COMPLETING THE PROXY CARD, PLEASE MAKE SURE THAT YOU ONLY MARK “FOR” OR “WITHHOLD” WITH RESPECT TO FIVE DIRECTOR NOMINEES. If a stockholder properly submits a proxy card that directs the proxy holder to vote “FOR” and/or “WITHHOLD” a vote with respect to more than five director nominees, the shares represented by such proxy card will be counted as present for purposes of establishing a quorum and will be voted as directed on all matters other than the election of directors, and in the election of directors, “FOR” votes will be counted for up to five of the director nominees; any “WITHHOLD” votes for any director nominees will be treated as if neither “FOR” nor “WITHHOLD” had been marked for such nominees; and if there are more than five “FOR” votes for director nominees, then none of the votes will be counted in the election of directors.

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal Two). The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the subject matter is required for approval. An abstention on Proposal Two will have the same effect as a vote against Proposal Two. A broker non-vote will not have any effect on Proposal Two and will not be counted.

Ratification of Amendment to Our Bylaws (Proposal Three). The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the subject matter is required for approval. An abstention on Proposal Three will have the same effect as a vote against Proposal Three. A broker non-vote will not have any effect on Proposal Three and will not be counted.

Amendment to the Biolase, Inc. 2002 Stock Incentive Plan (Proposal Four). The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the subject matter is required for approval. An abstention on Proposal Four will have the same effect as a vote against Proposal Four. A broker non-vote will not have any effect on Proposal Four and will not be counted.

Advisory Resolution on Executive Compensation (Proposal Five). Proposal Five is being submitted to enable stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers. The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the subject matter is required for approval. An abstention on Proposal Five will have the same effect as a vote against Proposal Five. A broker non-vote will not have any effect on Proposal Five and will not be counted. Proposal Five is an advisory vote only, and, therefore, it will not bind the Company or our Board. However, our Board and the Compensation Committee will consider the voting results, as appropriate, when making future decisions regarding executive compensation.

Q.	What is the deadline for submitting a proxy?

A.	To ensure that proxies are received in time to be counted prior to our annual meeting, proxies submitted by Internet should be received by 11:59 p.m. Eastern Time on the day immediately prior to our annual meeting (or if our annual meeting is adjourned, by 11:59 p.m. Eastern Time on the day immediately prior to the date on which our annual meeting is reconvened), and proxies submitted by mail should be received prior to the start of our annual meeting.

Q.	What does it mean if I receive more than one proxy card?

A.	If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card for each account to vote by Internet. To ensure that all of your shares are represented at our annual meeting, we recommend that you vote every proxy card that you receive.

Q.	How will my shares be voted if I return a blank proxy card or a blank voting instruction card?

A.	If you are a holder of record of shares of our common stock and you sign and return a proxy card without giving specific voting instructions, your shares will be voted FOR:

•	the election of the Board Nominees (Paul N. Clark, Dr. Frederic H. Moll, Jonathan T. Lord, Jeffrey M. Nugent and James R. Talevich);

•	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	the ratification of an amendment to our bylaws shifting litigation expenses to unsuccessful claiming current and former directors;

•	the approval of the amendment to the Biolase, Inc. 2002 Stock Incentive Plan; and

•	the approval of the advisory resolution on executive compensation.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:

•	will be treated as “broker non-votes”;

•	will be counted as present for purposes of establishing a quorum;

•	will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, such as the proposal to ratify the appointment of our auditors; and

•	will not be counted in connection with the election of directors, the ratification of an amendment to our bylaws previously approved by our Board, the amendment to the Biolase, Inc. 2002 Stock Incentive Plan, the advisory vote on the compensation of our named executive officers or any other non-routine matters.

Our Board knows of no matter to be presented at our annual meeting other than the election of directors, ratification of our independent registered public accounting firm, the ratification of an amendment to our bylaws previously approved by our Board, the amendment to the Biolase, Inc. 2002 Stock Incentive Plan and the advisory resolution on executive compensation. If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Q.	What happens if a stockholder submits a proxy card that directs the proxy holder to vote “FOR” and/or “WITHHOLD” with respect to more than five director nominees?

A.	If a stockholder properly submits a proxy card that directs the proxy holder to vote “FOR” and/or “WITHHOLD” a vote with respect to more than five director nominees, the shares represented by such proxy card will be counted as present for purposes of establishing a quorum and will be voted as directed on all matters other than the election of directors, and in the election of directors, “FOR” votes will be counted for up to five of the director nominees; any “WITHHOLD” votes for any director nominees will be treated as if neither “FOR” nor “WITHHOLD” had been marked for such nominees; and if there are more than five “FOR” votes for director nominees, then none of the votes will be counted in the election of directors. PLEASE MAKE SURE THAT YOU ONLY MARK “FOR” OR “WITHHOLD” WITH RESPECT TO FIVE DIRECTOR NOMINEES.

Q.	Who is making this solicitation?

A.	This proxy solicitation is being made on behalf of our Board.

Q.	Whom can I contact if I have questions or need assistance in voting my shares?

A.	Please call MacKenzie Partners, Inc. (“MacKenzie”), the firm assisting us in the solicitation of proxies, at:

105 Madison Avenue

New York, New York, 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free: (800) 322-2885

Q.	Will a stockholder list be available for inspection?

A.	In accordance with Delaware law, a list of stockholders entitled to vote at our annual meeting will be available at our annual meeting and, for 10 days prior to our annual meeting, at BIOLASE, Inc., 4 Cromwell, Irvine, California 92618 between the hours of 8:00 a.m. and 5:00 p.m. Pacific Time.

BACKGROUND

In early February 2014, Larry Feinberg, the managing member of the general partner of Oracle Partners, L.P. (“Oracle Partners”), told Federico Pignatelli that he believed our Board needed more experienced directors. Messrs. Pignatelli and Feinberg agreed that Paul Clark and Jeffrey Nugent — two independent directors with previous experience — would be good additions to our Board. Mr. Pignatelli asked two directors — Alexander K. Arrow and Samuel Low — to resign so he could appoint Messrs. Clark and Nugent to fill the vacancies that would be created by their resignations. Drs. Arrow and Low agreed, and our Board held a telephonic meeting on February 28, 2014. On March 3, 2014, the Monday following the meeting, the Company issued a press release announcing that Drs. Arrow and Low had resigned on February 28, 2014 and that, on the same day, Messrs. Clark and Nugent had been appointed to our Board to fill the vacancies created by the resignations.

Mr. Pignatelli was quoted in the press release as saying he was “thrilled” by the new appointments. Then, after a majority of our Board made clear that they wanted Mr. Pignatelli to resign as Chief Executive Officer, Mr. Pignatelli asked Drs. Arrow and Low to rescind their resignations. Each purported to rescind his resignation on March 3, 2014. Then, on March 6, 2014, Mr. Pignatelli instructed the Company to file a Form 8-K stating that our Board had appointed Messrs. Clark and Nugent and that as a result of these appointments, there were eight directors on our Board.

On March 11, 2014, Oracle Partners brought an action against the Company seeking a declaration that, among other things, our Board consisted of only six members (not eight) and Drs. Arrow and Low had resigned from our Board and been replaced by Messrs. Clark and Nugent.

Following discovery and an expedited trial, the Delaware Court of Chancery held that (1) our Board was comprised of five directors, (2) Dr. Arrow’s resignation was effective and Mr. Clark was validly appointed and (3) Dr. Low’s resignation was ineffective and Mr. Nugent had not been validly appointed. The Delaware Supreme Court affirmed the Chancery Court’s decision. Mr. Pignatelli resigned as Chairman of the Board and Chief Executive Officer of the Company on June 12, 2014, the same date as the Delaware Supreme Court’s ruling. As the Delaware Supreme Court observed, the effect of the Chancery Court’s judgment was that there was a majority of our Board who had signaled their desire to remove Mr. Pignatelli as Chief Executive Officer.

On June 16, 2014, Mr. Clark was appointed Chairman of the Board, and Jeffrey M. Nugent was appointed as a director of the Company and our Acting Chief Executive Officer.

Although the Nominating and Corporate Governance Committee did not recommend the nomination of Mr. Pignatelli for election to our Board at our 2014 annual meeting, our Board resolved that, consistent with the Pignatelli Agreement, Mr. Pignatelli would be nominated (but not recommended) for election to our Board at our 2014 annual meeting.

On July 3, 2014, Mr. Pignatelli purported to provide notice of his intention to nominate five candidates (including himself) for election to our Board at our 2014 annual meeting. However, such notice failed to comply with the Company’s bylaws, because at the time that he provided such notice, while Mr. Pignatelli was a beneficial owner of our common stock, he did not have his holder of record provide such notice on his behalf.

On July 21, 2014, Mr. Pignatelli filed a complaint in the Court of Chancery of the State of Delaware, naming the Company, and all of the Company’s directors other than himself and Norman J. Nemoy as defendants. The complaint alleged, among other things, that (a) the slate of director nominees proposed by Mr. Pignatelli was valid, (b) certain members of our Board breached their fiduciary duties by rejecting Mr. Pignatelli’s slate, (c) the Company breached the Pignatelli Agreement, (d) the Company and certain members of our Board breached their implied duties of good faith and fair dealing by adopting a definition of “nominate” under the Pignatelli Agreement that was “nonsensical,” (e) the shares recently issued by the Company to certain investors in connection with the Company’s private placement announced on July 21, 2014 should not be allowed to vote at our annual meeting and (f) the Company’s recently enacted bylaw amendments, including the fee-shifting bylaw provision (which is the subject of Proposal Three), were invalid. Mr. Pignatelli sought expedited proceedings with respect to all of his claims other than the claims relating to the bylaw amendments.

On July 24, 2014, the Chancery Court denied Mr. Pignatelli’s motion for expedited proceedings on all but one of his claims (the rejection of Mr. Pignatelli’s slate), and on July 29, 2014, Mr. Pignatelli filed a notice of voluntary dismissal of his July 21, 2014 complaint.

On August 5, 2014, Mr. Nemoy resigned as a director of the Company, and on August 6, 2014, Mr. Pignatelli resigned as a director of the Company and withdrew as a nominee for re-election to our Board at our 2014 annual meeting.

Mr. Nugent was appointed as President and Chief Executive Officer of the Company on September 2, 2014.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board currently consists of five directors whose term of office expires at our annual meeting. Our bylaws provide that our Board will consist of no more than five directors.

At a meeting held on February 11, 2015, our Board nominated each of Paul N. Clark, Dr. Frederic H. Moll, Dr. Jonathan T. Lord, Jeffrey M. Nugent and James R. Talevich (collectively, the “Board Nominees”) for election to our Board at our annual meeting and resolved that, consistent with the Pignatelli Agreement, Mr. Pignatelli (the “Other Nominee”) would be nominated for election to our Board at our annual meeting. All of the Board Nominees currently serve on our Board. All of the Board Nominees and the Other Nominee have consented to be named in this proxy statement and have agreed to serve, if elected, until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified or until their earlier resignation, removal or death.

Unless otherwise instructed, the proxy holders will vote the shares represented by proxies received by them FOR each of the Board Nominees.

The following table sets forth certain information regarding the Board Nominees and the Other Nominee.

Name	Age	Principal Occupation and Business Experience	Director Since
Board Nominees
Paul N. Clark(1)(2)(3)	68	Mr. Clark serves as Chairman of the Board and the Chairman of our Nominating and Corporate Governance Committee. From 2007 to 2013, Mr. Clark was an operating partner with, and he remains a member of the Strategic Advisory Counsel of Genstar Capital, LLC, a private equity firm that invests in middle-market companies. Previously, he served as Chairman, Chief Executive Officer and President of ICOS Corporation, a company that has expertise in both protein-based and small molecule therapeutics, from 1999 to 2007. From 1984 to 1998, he worked at Abbott Laboratories (“Abbott”) as the President of the Pharmaceuticals Division, retiring as a member of the Abbott board of directors and Executive Vice President. Mr. Clark is currently a member of the board of directors of Agilent Technologies, Inc., Chairman of Keysight Technologies, and Chairman of Cerevast Therapeutics, Inc. Mr. Clark received a B.A. in finance from the University of Alabama and an M.B.A from Dartmouth College. Mr. Clark brings to our Board wide-ranging business and operational experience as well as his expertise in business transactions.	February 2014

Name	Age	Principal Occupation and Business Experience	Director Since
Jonathan T. Lord, M.D.(1)(2).	60

Dr. Lord serves as Chairman of our Compensation Committee. Dr. Lord served as the Chief Operating Officer of the Miller School and Uhealth-University of Miami Health System from March 2012 to January 2013. From August 2011 to March 2012, Dr. Lord served as the Chief Innovation Officer at the University of Miami, Florida. Throughout that period, he was a Professor of Pathology at the University. From April 2009 to January 2010, Dr. Lord served as President and Chief Executive Officer of Navigenics, Inc., a privately held healthcare company. Since 2008, Dr. Lord has served on the board of directors of DexCom, Inc., a publicly-held medical device company focused on the design, development and commercialization of continuous glucose monitoring systems, serving as its Chairman from May 2010 through January 2015 and currently serving as its lead independent director. Dr. Lord previously served as a director of Stericycle, Inc., a publicly-held company focused on providing regulated and compliance solutions to healthcare and commercial businesses, and MAKO Surgical Corp., a publicly traded company that was sold to Stryker Corporation in December 2013. Dr. Lord also serves or has served as a director of a number of private companies. Dr. Lord received a B.S. degree in chemistry and a M.D. degree from the University of Miami. Dr. Lord has also earned certificates in Governance and Audit from Harvard Business School.

			August 2014

Frederic H. Moll, M.D.(2)(3)	64	Dr. Moll has served as the Chairman of Auris Surgical Robotics, Inc., an ophthalmic robotics company, since June 2011 and has served as its Chief Executive Officer since August 2012. Dr. Moll co-founded Hansen Medical, Inc., a medical robotics company, in September 2002, served as its Chief Executive Officer through June 2010, and served on its board of directors through May 2012. In November 1995, Dr. Moll co-founded Intuitive Surgical, Inc., a medical device company, and served as its first Chief Executive Officer and, later, its Vice President and Medical Director until September 2003. In 1989, Dr. Moll co-founded Origin Medsystems, Inc., a medical device company, which later became an operating company within Guidant Corporation, a medical device company, following its acquisition by Eli Lilly and Company in 1992. Dr. Moll served as Medical Director of Guidant’s surgical device division until November 1995. Dr. Moll holds a B.A. from the University of California, Berkeley, an M.S.	June 2013

Name	Age	Principal Occupation and Business Experience	Director Since

		from Stanford University and an M.D. from the University of Washington School of Medicine. Dr. Moll provides our Board with medical technology expertise and significant knowledge of, and experience in, the medical device industry.

Jeffrey M. Nugent	68	Mr. Nugent has served since September 2014 as President and Chief Executive Officer of the Company. Previously, he served as acting Chief Executive Officer of the Company from June 2014 to September 2014. In December 2010, Mr. Nugent founded Precision Dermatology, Inc., a multi-channel skin care company, and he served as its President and Chief Executive Officer from December 2010 until it was acquired by Valeant Pharmaceuticals International, Inc. in February 2014. From 2008 until he founded Precision Dermatology, Inc., Mr. Nugent was Chairman and Chief Executive Officer of Ascension Orthopedics, a maker of joint replacement implants. From 1999 to 2002, he served as the President and Chief Executive Officer of Revlon, Inc., and he served as Worldwide President and Chief Executive Officer of Neutrogena Corporation from 1995 to 1999. He is currently a director of Sientra, Inc. Mr. Nugent holds an M.B.A. in Marketing and Finance from Loyola University in Chicago and a B.S. degree in Mathematics from St. Joseph’s College. Mr. Nugent provides our Board with extensive business operational experience and expertise in the building of companies.	June 2014

James R. Talevich(2)(3)	64	Mr. Talevich serves as the Chairman of our Audit Committee. He also serves as a director of Nova LifeStyle, Inc., a publicly-held international manufacturing company. Since 2009, Mr. Talevich has been a consultant and a private investor. Mr. Talevich was Chief Financial Officer of I-Flow Corporation, a publicly-held medical technology company, from 2000 to 2009. Prior to I-Flow, he served as Chief Financial Officer of Gish Biomedical, Inc., a publicly-held medical device company, from 1999 to 2000, and as Chief Financial Officer of Tectrix Fitness Equipment, Inc., a privately-held manufacturer of virtual reality fitness equipment, from 1995 to 1999. Mr. Talevich previously held financial management positions with Mallinckrodt Medical, Inc., Sorin	December 2013

Name	Age	Principal Occupation and Business Experience	Director Since

		Biomedical Inc. (Fiat S.p.A.), Pfizer Inc., SensorMedics Corporation, Baxter International Inc. and KPMG. Mr. Talevich holds a B.A. degree in physics from California State University, Fullerton, and an MBA from the UCLA Anderson School of Management. He is licensed as a Certified Public Accountant. Mr. Talevich brings to our Board his experience as a public company chief financial officer in the medical device and other industries and experience in dealing with finance and accounting matters.

Other Nominee
Federico Pignatelli	62	Mr. Pignatelli served as our Chief Executive Officer from August 2010 to June 2014, as our Chairman of the Board from September 2010 to June 2014, and as a director from 1991 until August 2014. In addition, Mr. Pignatelli served as our Chairman of the Board from 1994 until March 2006, at which point he became our Chairman Emeritus. Mr. Pignatelli served as our President from January 2008 until June 2010, and from November 2007 to January 2008, he served as interim Chief Executive Officer. He is the founder, and since 1992 has served as President, of Art & Fashion Group, a holding company of an array of businesses providing services to the advertising industry. Previously, Mr. Pignatelli was a Managing Director at Gruntal & Company, an investment banking and brokerage firm, and was a Managing Director of Ladenburg, Thalmann & Co., also an investment banking and brokerage firm. As described above, our Board resolved that, consistent with the Pignatelli Agreement, Mr. Pignatelli would be nominated for election to our Board at our annual meeting.	N/A

(1)	Member of Compensation Committee
(2)	Member of Nominating and Corporate Governance Committee
(3)	Member of Audit Committee

Recommendation of Our Board

Our Board believes that it is important to ensure that our Board is comprised of highly qualified individuals who have relevant experience and are accomplished in their respective fields. Our Board also believes that it is important for the full Board to work together constructively with a focus on shareholder value and a duty to both the Company and to the interests of all of the Company’s stockholders. Our Board believes that the Board Nominees meet these criteria.

FOR THESE REASONS, OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MESSRS. CLARK, NUGENT, AND TALEVICH, AND DRS. MOLL AND LORD.

Our Board does not recommend a vote “FOR” the election of the Other Nominee, for the following reasons:

•	Mr. Pignatelli is the Company’s former Chairman of the Board and Chief Executive Officer of the Company. Our Board decided in 2014 that our Board and the Company would benefit from new leadership, and our Board continues to hold this belief.

•	Our Board is focused on working together constructively with a focus on shareholder value and a duty both to the Company and to the interests of all the Company’s stockholders. Based on factors including Mr. Pignatelli’s recent lawsuits against the Company and other members of our Board, our Board believes that Mr. Pignatelli is not focused on those same goals.

•	Our Board believes that Mr. Pignatelli’s recent public statements, including a published February 2015 threat to launch a proxy contest, call into question Mr. Pignatelli’s ability to work with other current Board members and Company management.

CORPORATE GOVERNANCE

Board Role in Risk Oversight

Our Board takes an enterprise-wide approach to risk management that seeks to complement our organizational objectives, strategic objectives, long-term organizational performance and the overall enhancement of stockholder value. Our Board assesses and considers the risks we face on an ongoing basis, including risks that are associated with our financial position, our competitive position, the impact of our operations on our cost structure, our historical reliance on a small number of distributors, and our reliance on single source suppliers for some of our components. Our Board’s approach to risk management includes understanding the risks we face, analyzing them with the latest information available and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.

Certain committees of our Board actively manage risk within their given purview and authority. Our Audit Committee, for example, reviews our disclosure controls and our internal controls over financial reporting on a quarterly basis, including our overall risk assessment and our processes and procedures for assessing risks. In addition, our Compensation Committee, in setting performance metrics, creates incentives for our senior executives that encourage only an appropriate level of risk-taking that is commensurate with our Company’s short-term and long-term strategies and their attendant risks.

Board Composition and Qualifications

Each Board Nominee brings a strong and unique set of skills and background to our Board and gives our Board as a whole substantial experience and competence in a wide variety of areas, including board of directors service, executive management, medical devices, capital equipment, specialty healthcare, consumer products, sales and marketing, international operations, public accounting, corporate finance, risk assessment, and manufacturing.

Board Leadership Structure

Our Board currently consists of four non-management directors and our President and Chief Executive Officer, Mr. Nugent. Mr. Clark, one of our independent directors, is Chairman of our Board. Our Board has no policy requiring that the positions of the Chairman of the Board and the Chief Executive Officer be separate or that they be occupied by the same individual. Our Board believes that this matter is properly addressed as part of the succession planning process and that it is in the best interests of the Company for our Board to determine whether to combine the positions from time to time.

Director Independence

Our Board has determined that each of the Board Nominees other than Mr. Nugent is an independent director as defined by the listing standards of the NASDAQ Marketplace Rules (the “NASDAQ Rules”) and the

rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Former directors Dr. Samuel Low and Norman J. Nemoy were also determined to be independent. Mr. Pignatelli was determined to not be independent based on his service beginning in November 2007 as our interim Chief Executive Officer and based on his service, from January 2008 until June 2014, as our President and, from September 2010 until June 2014, as our Chief Executive Officer. Former director Dr. Alexander K. Arrow was determined to not be independent based on his service, beginning in June 2013, as our President and Chief Operating Officer. Mr. Nugent was determined not to be independent based on his current service as our current President and Chief Executive Officer.

Board Committees and Meetings

Our Board held 13 meetings (including regularly scheduled and special meetings) during the year ended December 31, 2014. During 2014, each person currently serving as a director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he was a director and (ii) the total number of meetings held by all committees of our Board on which such director served during the period for which he served. Although we have no policy with regard to director attendance at our annual meetings of stockholders, it is customary for, and we encourage, all of our directors to attend our annual meetings of stockholders. All of our directors attended our 2014 annual meeting of stockholders.

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter that has been approved by our Board. A copy of the current charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is available on our website at www.biolase.com. We do not intend the address to be an active link or to otherwise incorporate the contents of our website into this report.

Audit Committee. The Audit Committee currently consists of Messrs. Clark and Talevich and Dr. Moll. Mr. Talevich serves as its chairman. Our Board has determined that Mr. Talevich qualifies as the “audit committee financial expert” under the SEC rules and meets the financial sophistication requirements of the NASDAQ Rules. Mr. Talevich is independent, as independence of audit committee members is defined in the NASDAQ Rules.

The primary responsibilities of the Audit Committee include, but are not limited to: (i) the appointment, compensation and oversight of the work of our independent auditor; (ii) reviewing the reports of the independent auditors regarding our accounting practices and systems of internal accounting controls, as applicable; (iii) reviewing our financial reports, our accounting and financial policies in general, and management’s procedures and policies with respect to our internal accounting controls; and (iv) reviewing the independence qualifications and quality controls of the independent auditor. The Audit Committee held seven meetings during 2014.

Compensation Committee. The Compensation Committee currently consists of Mr. Clark and Dr. Lord. Dr. Lord serves as its chairman. Each of the current members of the Compensation Committee qualifies as a “non-employee” director under SEC rules and regulations and as an “outside” director under the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee’s primary responsibilities include, but are not limited to: (i) reviewing and developing our general compensation policies; (ii) reviewing and approving the compensation of our Chief Executive Officer and other executive officers, including salary, bonus, long-term incentive and equity compensation, and any other perquisites or special benefits; (iii) making awards under and acting as administrator of our equity incentive plans; (iv) overseeing administration of our other employee benefit plans; (v) making recommendations to our Board regarding director compensation; and (vi) producing an annual report on executive compensation for inclusion in our annual proxy statement. The charter for the Compensation Committee requires it to meet at least twice annually. The Compensation Committee held three meetings during 2014.

For compensation decisions relating to our executive officers other than our Chief Executive Officer, our Compensation Committee has historically considered the recommendations of our Chief Executive Officer, based on his assessment of each executive officer’s position and responsibilities, experience and tenure, his observations of each executive officer’s performance during the year and his review of competitive pay practices. Our Chief Executive Officer does not have a role in determining or recommending director compensation. The Compensation Committee has the sole authority to retain consultants and advisors as it may deem appropriate in its discretion, and the Compensation Committee has the sole authority to approve related fees and other retention terms.

The Compensation Committee has the authority to hire and fire its own outside compensation consultant and any other advisors it deems necessary. Since July 2014, the Compensation Committee has engaged Arnosti Consulting, Inc. (“Arnosti”) to act as its independent consultant. The consultant provides the Compensation Committee with information regarding market compensation levels, general compensation trends and best practices. The Compensation Committee also asks the consultant to opine on the reasonableness of specific pay decisions and actions for the named executive officers, as well as the appropriateness of the design of the Company’s executive compensation programs.

The activities of the compensation consultant are directed by the Compensation Committee, although the consultant may communicate with members of management, as appropriate, to gather data and prepare analyses as requested by the Compensation Committee. During late 2014, the Compensation Committee asked Arnosti to review market data and advise our Compensation Committee on setting executive compensation and the competitiveness and reasonableness of the Company’s executive compensation program; review and advise the Compensation Committee regarding the Company’s pay for performance, equity grant and dilution levels, each as relative to the Company’s peers; review and advise the Compensation Committee regarding regulatory, disclosure and other technical matters; and review and advise the Compensation Committee regarding the Company’s compensation risk assessment procedures. The Compensation Committee also asked Arnosti to provide opinions on named executive officer pay decisions.

In 2014, Arnosti did not provide any other services to the Company. The Compensation Committee assessed the independence of Arnosti pursuant to SEC rules and concluded that Arnosti’s work for the Compensation Committee does not raise any conflict of interest.

The Compensation Committee has determined that Arnosti is independent because it does no work for us other than that requested by the Compensation Committee. The Chairman of the Compensation Committee reviews the consultant’s invoices, which are paid by the Company.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Clark and Talevich and Drs. Lord and Moll. Mr. Clark serves as its chairman. The Nominating and Corporate Governance Committee is responsible for, among other things: (i) identifying individuals who are qualified to be members of our Board and selecting or recommending that our Board select the nominees for directorships; (ii) to the extent deemed appropriate by the committee, developing and recommending to our Board a set of corporate governance principles for the Company; (iii) establishing the criteria and procedures for selecting new directors; (iv) overseeing the process for evaluating our Board and management; and (v) reviewing and reassessing, at least annually, the adequacy of the Nominating and Corporate Governance Committee, including the compliance of the committee with its charter. The Nominating and Corporate Governance Committee held three meetings during 2014.

The Nominating and Corporate Governance Committee considers candidates for membership to our Board suggested by its members and our other Board members, as well as by our management and stockholders. The Nominating and Corporate Governance Committee may also retain a third-party executive search firm to identify candidates. All recommendations submitted by stockholders should be submitted to the Nominating and Corporate Governance Committee to the attention of the Corporate Secretary. The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes this candidate is qualified for service on our Board. The stockholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise. The stockholder must also submit proof of stockholdings in the Company. All communications are to be directed to the Chairperson of the Nominating and Corporate Governance Committee, to the attention of the Corporate Secretary, BIOLASE, Inc., 4 Cromwell, Irvine, California 92618. A stockholder wishing to formally nominate a director for election at a stockholder meeting must comply with the provisions in the Company’s bylaws addressing stockholder nominations of directors.

The Nominating and Corporate Governance Committee focuses on the following criteria in determining whether a candidate is qualified to serve on our Board: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (iii) experience in the Company’s industry and with relevant social policy concerns; (iv) experience as a board member of another publicly held company; (v) academic expertise in an area of the Company’s operations; (vi) practical and mature business judgment; (vii) whether the candidate has the time required for preparation, participation and attendance at meetings; and (viii) requirements relating to board and board committee composition under applicable law and the NASDAQ Rules. The Nominating and Corporate Governance Committee, and our Board, may also consider the overall diversity of our Board when making a determination on qualification for service on our Board to ensure that our Board is able to represent the best interests of all of our stockholders and to encourage innovative solutions and viewpoints by considering background, education, experience, business specialization, technical skills and other factors with respect to a particular candidate, as compared to composition of our Board at a given time. The Nominating and Corporate Governance Committee does not have a specific policy with regard to the consideration of director candidates recommended by stockholders because the Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director.

Stockholder Communications

Any stockholder who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Corporate Secretary, BIOLASE, Inc., 4 Cromwell, Irvine, California 92618. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our Board, based on the subject matter.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board, executive officers and beneficial holders of more than ten percent of the outstanding shares of our common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) which requires them to file reports with respect to their ownership of our securities. To our knowledge, based solely upon the copies of Section 16(a) reports and written representations which we received from such persons for their 2014 fiscal year transactions in our common stock and their common stock holdings, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics. This code of ethics applies to our directors, executive officers and employees. This code of ethics is publicly available in the corporate governance section of the stockholder relations page of our website located at http://www.biolase.com/Pages/Investors and in print upon request to the Secretary at BIOLASE, Inc., 4 Cromwell, Irvine, California, 92618. If we make amendments to the code of ethics or grant any waiver that we are required to disclose, we will disclose the nature of such amendment or waiver on our website.

DIRECTOR COMPENSATION

The following table sets forth all compensation earned or paid to our directors during the year ended December 31, 2014. Mr. Nugent, our President and Chief Executive Officer and a director, did not earn additional Board fees for his services as a director in 2014. Mr. Pignatelli, our former Chief Executive Officer and Chairman of the Board, did not earn additional Board fees for his services as a director in 2014. Mr. Pignatelli resigned from our Board on August 6, 2014. Dr. Arrow did not earn Board fees for his services as a director in 2014 because of his service as our President and Chief Operating Officer. Dr. Arrow resigned from our Board on February 28, 2014 and resigned from the Company on December 6, 2014.

Name	Board Fees Paid in Cash (1)		Option Awards (1)(2)	Restricted Stock Units (1)	Other Compensation		Total
Paul N. Clark	$21,877		$89,038	$20,003	$0		$130,918
Jonathan T. Lord, M.D.	0		93,062	20,003	0		113,065
Samuel B. Low, D.D.S.(6)	8,046	(3)	0	0	15,000	(4)	23,046
Frederic H. Moll, M.D.	1,840		55,839	20,003	0		77,682
Norman J. Nemoy, M.D.(6)	37,326	(5)	0	0	0		37,326
James R. Talevich	28,246		55,839	20,003	0		104,088

(1)	Effective August 27, 2014, our non-employee directors were paid annual compensation of $80,000 in equity awards, with 75% of the value of the equity award being delivered as options to purchase shares of our common stock and 25% of the value of the equity award being delivered as restricted stock units. Also, effective August 27, 2014, our non-employee directors were not paid any additional compensation for serving on any Board committee or for serving as a chairman of any Board committee. Prior to August 27, 2014, (a) our non-employee directors were paid a $42,000 annual retainer, (b) the chairmen of the Audit and Compensation Committees were paid an additional annual fee of $5,000, (c) Audit Committee and Compensation Committee members were paid an additional annual fee of $2,500, (d) the chairman of the Nominating and Corporate Governance Committee was paid an additional annual fee of $3,000 and (d) Nominating and Corporate Governance Committee members were paid an additional annual fee of $1,500. Prior to August 27, 2014, directors were permitted to elect to receive their annual retainers and additional fees for serving on any Board committees or as a chairman of a committee in the form of options to purchase shares of our common stock instead of cash. Directors are reimbursed for reasonable travel and lodging expenses incurred by them in attending Board and committee meetings.
(2)	Amounts reported reflect the aggregate grant date fair value of options granted to our directors for the current fiscal year. These amounts do not reflect actual payments made to our directors. There can be no assurance that the full grant date fair value will ever be realized by any director. At our 2014 annual meeting of stockholders, our non-employee directors were automatically granted options to purchase 41,428 shares of our common stock upon election or re-election on our annual meeting date. We refer to the program under which such grants were made upon election or appointment as the “Automatic Option Grant Program.” Under the Automatic Option Grant Program, during 2014, newly appointed non-employee directors were granted options to purchase 27,745 shares of our common stock upon appointment.
(3)	Dr. Low served as a member of the Audit Committee until his resignation on February 28, 2014.
(4)	Fees paid to Dr. Low for consulting services from January 1, 2014 to February 28, 2014.
(5)	Dr. Nemoy served as a member of the Audit, Compensation, and Nominating and Corporate Governance Committees and became the chairman of the Audit and Nominating and Corporate Governance Committees effective June 6, 2013. Dr. Nemoy resigned from our Board on August 5, 2014.
(6)	Former director of the Company.

The following table sets forth the aggregate grant date fair value of each grant of stock options and restricted stock units awarded to our non-employee directors in 2014.

Director	Grant Date	Exercise Price	Number of Shares Underlying Stock Awards Originally Granted	Aggregate Grant Date Fair Value
Paul N. Clark	June 12, 2014(1)	$2.03	23,750	$33,199
	August 27, 2014(2)	2.17	41,428	55,839
	August 27, 2014(3)	2.17	9,217	20,003
Jonathan T. Lord, M.D.	August 27, 2014(2)	2.17	41,428	55,839
	August 27, 2014(3)	2.17	9,217	20,003
	August 27, 2014(4)	2.17	27,745	37,223
Frederic H. Moll, M.D.	August 27, 2014(2)	2.17	41,428	55,839
	August 27, 2014(3)	2.17	9,217	20,003
James R. Talevich	August 27, 2014(2)	2.17	41,428	55,839
	August 27, 2014(3)	2.17	9,217	20,003

(1)	On June 12, 2014, Mr. Clark received 23,750 options to purchase shares of our common stock under the Automatic Option Grant Program.
(2)	On August 27, 2014, Mr. Clark, Mr. Talevich, Dr. Lord and Dr. Moll received 41,428 options to purchase shares of our common stock under the Automatic Option Grant Program.
(3)	On August 27, 2014, Mr. Clark, Mr. Talevich, Dr. Lord and Dr. Moll received 9,217 restricted stock units under the Automatic Option Grant Program.
(4)	On August 27, 2014, Dr. Lord received 27,745 options to purchase shares of our common stock under the Automatic Option Grant program.

The grant date fair value for the August 27, 2014 option grants to Mr. Clark, Mr. Talevich, Dr. Moll and Dr. Lord was $1.35, which was determined using the Black-Scholes option valuation model with the following assumptions: market price of $2.17, exercise price of $2.17, expected volatility of 85.65%, risk free interest rate of 1.65%, expected option life of 4.0 years and an expected dividend yield of 0%.

The grant date fair value for the June 12, 2014 option grant to Mr. Clark was $1.40, which was determined using the Black-Scholes option valuation model with the following assumptions: market price of $2.03, exercise price of $2.03, expected volatility of 96.50%, risk free interest rate of 1.69%, expected option life of 4.2 years and an expected dividend yield of 0%.

Under the Automatic Option Grant Program in effect prior to our 2015 annual meeting of stockholders, individuals who were appointed or elected to our Board as a non-employee director at an annual meeting of stockholders were automatically granted an option to purchase 20,000 shares of our common stock. In addition, under the Automatic Option Grant Program newly appointed non-employee directors were automatically granted an option to purchase the number of shares of our common stock equal to the sum of (a) 20,000 and (b) the product of (i) 1,250 and (ii) one plus the number of whole calendar months that will have elapsed between the date of appointment to our Board and the anticipated date of the next annual meeting of stockholders.

Subject to stockholder approval of Proposal Four, beginning with our 2015 annual meeting of stockholders, our non-employee directors other than the Chairman of the Board will receive annual compensation equal to $85,000, and the Chairman of the Board will receive annual compensation equal to $170,000. In addition to the foregoing, the Chairman of the Audit Committee will receive annual compensation equal to $20,000, members of the Audit Committee (other than the Chairman of the Audit Committee) will receive annual compensation equal to $15,000, the Chairman of the Compensation Committee will receive annual compensation equal to $15,000 and members of the Compensation Committee (other than the Chairman of the Compensation Committee) will receive annual compensation equal to $7,500. No additional compensation will be provided for service on the Nominating and Corporate Governance Committee. New non-employee directors elected or appointed other than at an annual meeting of stockholders will receive compensation on a pro rata basis. Prior to their election, re-election or appointment, each director will be entitled to elect to receive up to 33% of the foregoing compensation in cash, with the balance to consist of stock option grants. Each such option grant will vest in equal monthly installments over a consecutive 12-month period, commencing one month from the date of grant. The number of shares exercisable with respect to each such stock option grant shall be calculated as follows: the sum total cash value of the compensation that a director is entitled to receive based upon such director’s service, as described above, less the portion of such compensation that such director elects to receive in cash, multiplied by three and divided by the average share price of the Company’s common stock for the trailing twelve months prior to the date of grant.

The following table sets forth the number of shares underlying outstanding stock options (vested and unvested) held as of December 31, 2014 by each of the persons who served as a non-employee director during 2014. Our non-employee directors did not hold any vested shares of restricted stock as of December 31, 2014.

Director	Shares Underlying Options Outstanding at Fiscal Year End
Alexander K. Arrow, M.D.	168,250	(1)(2)
Paul N. Clark	65,178	(4)
Jonathan T. Lord, M.D.	69,173	(4)
Sam Low, D.D.S.	27,500	(2)
Frederic H. Moll, M.D.	98,678	(4)
Norman J. Nemoy, M.D.	153,500	(3)
James R. Talevich	68,928	(4)

(1)	Includes 350,000 options granted to Dr. Arrow on June 6, 2013 as President and Chief Operating Officer. Dr. Arrow resigned from the Company on December 6, 2014.
(2)	Drs. Arrow and Low resigned as directors on February 28, 2014.
(3)	Dr. Nemoy resigned as a director on August 5, 2014.
(4)	Excludes 9,217 shares underlying outstanding unvested restricted stock units as of December 31, 2014.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis section discusses the compensation policies and programs for our named executive officers, which consist of:

•	Jeffrey M. Nugent, our President and Chief Executive Officer since September 2014 and our acting Chief Executive Officer from June 2014 to September 2014;

•	Federico Pignatelli, who served as our Chief Executive Officer from September 2010 until his resignation in June 2014;

•	Alexander K. Arrow, M.D., who served as our President and Chief Operating Officer from June 2013 until August 2014 and as our Chief Medical Officer effective from August 2014 until his resignation in December 2014;

•	Frederick D. Furry, who served as our Chief Financial Officer from November 2010 until his resignation in January 2015; and

•	Dmitri Boutoussov, our Vice President of Research and Development since July 2013 and our Chief Technology Officer from October 2010 to July 2013.

The Compensation Committee of our Board is primarily responsible for overseeing the development and administration of the total compensation program for corporate officers and key executives and administering our executive incentive bonus and stock plans.

Compensation Objectives

It is important that we employ energetic people who are enthusiastic about our mission and our products, and we believe this must start at the top with our executive officers who set an example for the entire company.

We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executive officers by offering them competitive compensation packages. Our compensation programs for our executive officers are designed to attract and retain such key executive officers and to reward them in a fashion commensurate with our corporate performance and the value created for our stockholders. Our compensation programs also support our short-term and long-term strategic goals and values and reward the individual contributions of our executive officers to our success.

Our policy is to provide our executive officers with competitive compensation opportunities that reward their contribution to our financial success and individual performance, while providing financial stability and security. Accordingly, the compensation package for executive officers is mainly comprised of the following compensation elements: (1) a base salary, designed to be competitive with salary levels in the industry and to reflect individual performance; (2) an annual discretionary bonus payable in cash and based on the review of certain annual financial and other performance measures, which supports our short-term performance; (3) where appropriate, long-term stock-based incentive awards, which support our long-term performance and are designed to strengthen the mutual interests between our executive officers and our stockholders; and (4) in one case, severance payments and other benefits payable upon termination of an officer’s employment by us without cause or by our officer for good reason, including following a change of control of us, which promotes executive retention and efforts toward the best interests of our stockholders in the event of an actual or threatened change of control of us. We believe that each of these elements and their combination supports our overall compensation objectives.

Determination of Compensation Awards

The Compensation Committee determines the compensation to be paid to our executive officers. For compensation decisions relating to our executive officers other than our Chief Executive Officer, our Compensation Committee has historically considered the recommendations of our Chief Executive Officer, based on his assessment of each executive officer’s position and responsibilities, experience and tenure, his observations of each executive officer’s performance during the year and his review of competitive pay practices. In addition, Arnosti provides independent executive consulting services to the Compensation Committee. The Compensation Committee periodically reviews the total compensation levels and the distribution of compensation among the compensation elements identified above for each of our executive officers. The Compensation Committee determines the total compensation levels for our executive officers by considering each executive officer’s position and responsibilities, the individual’s performance of his job-related duties and responsibilities and our financial performance, in the context of our compensation policies and objectives and competitive market data (evaluated with the assistance of Arnosti) applicable to each executive officer’s position.

The principal factors that were taken into account in establishing each executive officer’s compensation package for 2014 are described below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future years.

In addition, the Compensation Committee periodically reviews peer group data. The Compensation Committee believes that our most direct competitors for executive talent include significantly larger and better-capitalized companies in the medical device industry, comprising a broader range of companies than those with which we usually are compared for purposes of stock performance.

Market Comparisons

As discussed above, the Compensation Committee periodically reviews peer group data with the assistance of Amosti. The Compensation Committee believes that our most direct competitors for executive talent include significantly larger and better-capitalized companies in the medical device industry, comprising a broader range of companies than those with which we usually are compared for purposes of stock performance. The Compensation Committee does not believe that it is appropriate to establish compensation levels based only on market practices. The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company performance and peer compensation levels, as well as the overall business environment and the contributions of each individual. Accordingly, the Committee’s approach is to consider competitive compensation practices as a relevant factor rather than establishing compensation at specific benchmark percentiles. This enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our executive officers’ engagement, focus, motivation and enthusiasm for our future.

Components of Compensation

During 2014, our executive officers’ compensation was composed of base salary, annual incentive bonuses, equity compensation, certain perquisites, and, in one case, a potential severance payment payable upon certain events, including a qualifying termination of the executive officer’s employment subsequent to a change of control of the Company. After review of certain annual financial and other performance measures, as well as certain other factors, the Company declined to pay the annual incentive bonus and grant equity compensation to most of the named executive officers in 2014.

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. Because a substantial majority of our stockholders approved the compensation program described in our proxy statement in 2014, the Compensation Committee did not implement changes to our executive compensation program as a result of the stockholder advisory vote.

Base Salaries

Our executive officers’ base salaries are assessed annually by the Compensation Committee, taking into account each officer’s position and responsibilities, including accomplishments and contributions, experience and tenure. In addition, the Compensation Committee considered our stockholders’ previous approval, on an advisory basis, of the compensation of the Company’s named executive officers, as well as the Company’s recent performance and current market conditions.

Mr. Nugent. Mr. Nugent’s annual base salary of $300,000 was negotiated at the time of his appointment as acting Chief Executive Officer in June 2014 and was based on comparable market data.

Mr. Pignatelli. Mr. Pignatelli was appointed to the position of acting Chief Executive Officer in August 2010 and, at his request, received an annual base salary of $1.00. Mr. Pignatelli continued to receive a symbolic annual base salary of $1.00 in his position as our Chief Executive Officer from September 2010 until his resignation in June 2014.

Dr. Arrow. Dr. Arrow’s annual base salary of $250,000 was set at the time of his appointment as our President and Chief Operating Officer in June 2013. Effective August 2014, Dr. Arrow assumed the position of Chief Medical Officer and continued to receive an annual base salary of $250,000. His base salary was negotiated and was based on comparable market data, as well as our compensation goals and objectives.

Mr. Furry. Mr. Furry’s annual base salary was increased from $195,000 to $220,000 in December 2013. His base salary was negotiated and was based on comparable market data, as well as our compensation goals and objectives.

Mr. Boutoussov. Mr. Boutoussov’s annual base salary is $250,000. His base salary was negotiated in December 2012 and was based on comparable market data, as well as our compensation goals and objectives.

Annual Bonuses

Our annual bonuses have been historically intended to reward accomplishment of our overall short-term corporate performance and objectives for a fiscal year.

Mr. Nugent. No formal annual bonus opportunity was set for Mr. Nugent in 2014. Accordingly, no bonus was paid to, or accrued for, Mr. Nugent for 2014.

Mr. Pignatelli. Pursuant to his request, Mr. Pignatelli was not eligible to receive any annual bonus for 2014.

Dr. Arrow. In 2014, Dr. Arrow was eligible to receive a bonus based upon achieving certain financial and operational metrics as established from time to time by the Compensation Committee. No bonus was paid to, or accrued for, Dr. Arrow for 2014.

Mr. Furry. No formal annual bonus opportunity was set for Mr. Furry in 2014. Accordingly, no bonus was paid to, or accrued for, Mr. Furry for 2014.

Mr. Boutoussov. No formal annual bonus opportunity was set for Mr. Boutoussov in 2014. Accordingly, no bonus was paid to, or accrued for, Mr. Boutoussov for 2014.

Stock-Based Incentive Awards

Stock-based incentives are designed to align the interests of our executive officers with those of our stockholders and provide each individual with a significant incentive to manage us from the perspective of an owner with an equity stake in our business. Stock options allow our executive officers to purchase shares of our common stock at a fixed price per share (which is at least the closing sale price of our stock on the grant date) over a specified period of time. Stock options generally become exercisable in a series of installments over either a three- or four-year period, contingent upon the officer’s continued employment with us. Accordingly, stock options provide a return to the executive officer only if he remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term. As such, stock options not only reward our corporate performance but are also a key retention tool. The size of the option grant to each executive officer, including any grant considered for the Chief Executive Officer and our other named executive officers, is set at a level that is intended to create a meaningful opportunity for stock ownership based on the individual’s position with us, the individual’s performance of his job-related duties and responsibilities in recent periods and his potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The weight given to each of these factors varies from individual to individual. In 2014, the Compensation Committee determined that restricted stock units (“RSUs”) could also be utilized as a tool to incentivize certain executive members of management, and to further align management and stockholder interest.

Mr. Nugent. On July 13, 2014, in connection with his appointment as our acting Chief Executive Officer, Mr. Nugent was granted options to purchase 172,282 shares of Company common stock at an exercise price of $1.98 per share, and 37,879 RSUs. One-sixth of the stock options and one-sixth of the RSUs vested immediately, with the remaining five-sixths vesting ratably on a monthly basis over a twelve-month period ending on July 13, 2015, subject to Mr. Nugent’s continued service with the Company through the applicable vesting dates. The Compensation Committee considered these grants as necessary to obtain, and appropriate for, Mr. Nugent’s services.

Other Named Executive Officers. No stock-based incentive awards were granted to any of our other named executive officers in 2014.

Policies with Respect to Equity Compensation Award Determinations

We do not time the award of stock option grants in advance of material announcements in order to achieve lower exercise prices. Prior to Mr. Nugent’s award of RSUs, we had not granted any equity compensation awards other than stock options. Our policy is that stock options are granted with an exercise price equal to or greater than the closing price of our common stock on the date of grant and that all option grants are approved in advance of or on the date of the grant. The Secondary Stock Option Committee (consisting of our Chief Executive Officer and Chief Financial Officer) is delegated authority by our Board to approve stock option grants in an amount not to exceed 12,000 shares per person and only for newly-hired employees and in compliance with the express terms and conditions of our 2002 Stock Incentive Plan. For stock option grants to new employees, our policy is that they be issued on, and have an exercise price equal to or greater than the closing stock price of our common stock on, such employee’s start date, presuming that the award was pre-approved by the Secondary Stock Option Committee. Grants to employees that exceed 12,000 shares are first reviewed with our Board or the Compensation Committee. The Chief Executive Officer must review these grants at least semiannually with the Compensation Committee.

Perquisites and Other Benefits

The Company does not generally provide any perquisites, and the Company did not provide any perquisites to any named executive officer in 2014.

Severance and Change of Control Arrangements

Messrs. Nugent and Boutoussov are employed by the Company on an “at will” basis, and they do not have any employment agreements or severance provisions. Each of Mr. Pignatelli, Dr. Arrow and Mr. Furry was employed on an “at will” basis prior to his respective resignation. Mr. Boutoussov has an agreement that provides certain benefits in the event of a qualifying termination of employment following a change in control of the Company. As of December 31, 2014, Mr. Boutoussov’s change in control benefits totaled approximately $273,000, which represented one year of salary and certain medical and dental benefits. Messrs. Nugent, Pignatelli and Furry and Dr. Arrow do not have any change in control agreements with the Company.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Nonperformance-based compensation paid to our executive officers for the 2014 fiscal year did not exceed the $1.0 million limit per officer, and we do not expect the nonperformance-based compensation to be paid to our executive officers for the 2015 fiscal year to exceed that limit. Our option grants under our 2002 Stock Incentive Plan are intended to qualify as performance-based compensation.

There are certain circumstances under which our Board and Compensation Committee may decide to exceed the deductibility limit imposed under Section 162(m) or to otherwise pay non-deductible compensation. These circumstances may include maintaining a competitive salary for a named executive officer position or attracting highly qualified executives to join us and to promote their retention with compensation that is not performance-based as part of their initial employment offers. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1.0 million limit, we do not expect to take any action to limit or restructure the elements of cash compensation payable to our executive officers so as to qualify that compensation as performance-based compensation under Section 162(m). We will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2014 was an officer or employee of the Company during 2014, or in any prior year, and none of the members of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K. There were no Compensation Committee interlocks during 2014 as described in Item 407(e)(4) of Regulation S-K.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth above, and based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis set forth above be included in this Proxy Statement for the 2015 Annual Meeting of Stockholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Submitted by the Compensation Committee of our Board:

Jonathan T. Lord, Chairman

Paul M. Clark

The foregoing Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we expressly incorporate this report by reference.

EXECUTIVE COMPENSATION

2014 Summary Compensation Table

The following table shows compensation information for each of our named executive officers, which we sometimes refer to as “NEOs” in this proxy statement:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Jeffrey M. Nugent	2014	150,000		0	75,000	225,000	0	1,172	451,172
President and Chief Executive Officer
Federico Pignatelli	2014	1	(3)	0	0	0	0	0	1
Former Chairman of the Board and Chief Executive Officer	2013	1	(3)	0	0	0	0	0	1
	2012	1	(3)	0	0	83,448	0	1,000	84,449
Alexander K. Arrow, M.D.	2014	274,038	(4)	0	0	0	0	240	274,278
Former Chief Medical Officer	2013	131,732		0	0	746,462	0	13,852	892,046
Frederick D. Furry	2014	219,039		0	0	0	0	305	219,344
Former Chief Financial Officer	2013	195,402		10,000	0	118,137	0	261	323,800
	2012	181,824		0	0	0	0	237	182,061
Dmitri Boutoussov	2014	250,000		0	0	0	0	552	250,552
Vice President of Research and Development	2013	250,000		0	0	118,137	0	552	368,689

(1)	The dollar amounts in these columns reflect the aggregate grant date fair value of stock options and RSUs granted to our NEOs. See Note 2 to our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a description of the assumptions underlying the calculation of grant date fair value. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO.
(2)	The dollar amounts in this column for 2014 reflect dollar value of life insurance premiums paid for by the Company on behalf of the NEO.
(3)	Mr. Pignatelli voluntarily agreed to an annual cash salary of $1.00 for the period January 1, 2014 through June 12, 2014 and the years ended December 31, 2013 and 2012.
(4)	This amount includes Dr. Arrow’s base salary and payment for unused vacation time in connection with Dr. Arrow’s resignation from the Company on December 6, 2014.

Grants of Plan-Based Awards in 2014

The following table presents information regarding annual incentive bonus awards and equity incentive awards granted to the named executive officers during 2014.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1)(#)	All Other Option Awards: Number of Securities Underlying Options (1)(#)	Exercise or Base Price of Option Awards(2)($)	Grant Date Fair Value of Stock and Option Awards(3)($)
Jeffrey M. Nugent	July 13, 2014	N/A	172,282	1.98	225,000
President and Chief Executive Officer	July 13, 2014	37,879	N/A	N/A	75,000
Federico Pignatelli	N/A	N/A	N/A	N/A	N/A
Former Chairman of the Board and Chief Executive Officer
Alexander K. Arrow, M.D.	N/A	N/A	N/A	N/A	N/A
Former Chief Medical Officer
Frederick D. Furry	N/A	N/A	N/A	N/A	N/A
Former Chief Financial Officer
Dmitri Boutoussov	N/A	N/A	N/A	N/A	N/A
Vice President of Research and Development

(1)	Amounts shown in these columns represent stock options and RSUs granted in 2014, as described under the caption “Compensation Discussion and Analysis — Stock-Based Incentive Awards.” One-sixth of the stock options and one-sixth of the RSUs vested immediately upon grant, with the remaining five-sixths vesting ratably on a monthly basis over a twelve-month period ending on July 13, 2015, subject to Mr. Nugent’s continued service with the Company through the applicable vesting dates.
(2)	Each option grant has an exercise price equal to, or greater than, the closing stock price of our common stock on the date of grant.
(3)	The dollar amounts in this column reflect the aggregate grant date fair value of stock options and RSUs granted in 2014. See Note 2 to our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a description of the assumptions underlying the calculation of grant date fair value.

Outstanding Equity Awards at Fiscal Year-End 2014

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2014.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Jeffrey M. Nugent.	88,534		83,748	(6)	1.98	8/27/17
President and Chief Executive Officer							18,416	(10)	$48,434
Federico Pignatelli	30,000	(1)	0		5.81	8/6/15
Former Chairman of the Board and Chief Executive Officer	30,000	(1)	0		10.40	8/6/15
	15,000	(1)	0		5.94	8/6/15
Alexander K. Arrow, M.D.	35,000	(2)	0		1.77	2/28/16
Former Chief Medical Officer	21,000	(2)	0		5.34	2/28/16
	43,750	(3)	0		4.00	3/6/16
	28,500	(2)	0		1.15	2/28/16
	20,000	(2)	0		5.34	2/28/16
	20,000	(2)	0		2.56	2/28/16
Frederick D. Furry	150,000	(4)	0		2.00	7/30/15
Former Chief Financial Officer	35,625	(4)	11,875	(7)	2.58	7/30/15
	29,167	(4)	20,833	(8)	5.00	7/30/15
Dmitri Boutoussov	5,000		0		6.66	12/2/15
Vice President of Research and Development	123,000		0		2.00	12/22/15
	20,000		0		8.46	12/20/16
	75,000		0		4.00	12/17/17
	29,167		20,833	(9)	5.00	3/23/18

(1)	Represents options held by Mr. Pignatelli that were granted to him as part of his director compensation. As a result of his resignation as a director on August 6, 2014, the expiration date of such options was accelerated to August 6, 2015.
(2)	Represents options held by Dr. Arrow that were granted to him as part of his director compensation. As a result of his resignation as a director on February 28, 2014, the expiration date of such options was accelerated to February 28, 2016.
(3)	Represents options held by Dr. Arrow that were granted to him as a part of his compensation as an executive officer. As a result of his resignation on December 6, 2014, the expiration date of Mr. Arrow’s options was accelerated to March 6, 2016.
(4)	Represents options held by Mr. Furry that were granted to him as a part of his compensation as an executive officer. As a result of his resignation on January 31, 2015, the expiration date of Mr. Furry’s options was accelerated to July 30, 2015.
(5)	Represents the closing market price of a share of our common stock on December 31, 2014 multiplied by the number of RSUs that have not vested.
(6)	11,964 of these stock options vest on each of the following dates: January 13, 2015, February 13, 2015, March 13, 2015, April 13, 2015, May 13, 2015, June 13, 2015 and July 13, 2015, subject to Mr. Nugent’s continued service with the Company through the applicable vesting dates.

(7)	Represents stock options granted to Mr. Furry on December 23, 2011, which vested in equal monthly installments over four years, subject to Mr. Furry’s continued service with the Company through the applicable vesting dates. As a result of his resignation on January 31, 2015, all unvested stock options at such date ceased to vest and will expire at July 30, 2015.
(8)	Represents stock options granted to Mr. Furry on March 23, 2013, which vested in equal monthly installments over three years, subject to Mr. Furry’s continued service with the Company through the applicable vesting dates. As a result of his resignation on January 31, 2015, all unvested stock options at such date ceased to vest and will expire at July 30, 2015.
(9)	Represents stock options granted to Mr. Boutoussov on March 23, 2013. These stock options vest in equal monthly installments of 1,389 stock options per month through December 23, 2016, subject to Mr. Boutoussov’s continued service with the Company through the applicable vesting dates.
(10)	2,630 of these RSUs vest on each of the following dates: January 13, 2015, February 13, 2015, March 13, 2015, April 13, 2015, May 13, 2015, June 13, 2015 and July 13, 2015, subject to Mr. Nugent’s continued service with the Company through the applicable vesting dates.

Option Exercises and Stock Vested in 2014

The following table summarizes the stock vested in 2014 held by each of our named executive officers for the year ended December 31, 2014.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jeffrey M. Nugent	19,463	$44,428
President and Chief Executive Officer
Federico Pignatelli	N/A	N/A
Former Chairman of the Board and Chief Executive Officer
Alexander K. Arrow, M.D.	N/A	N/A
Former Chief Medical Officer
Frederick D. Furry	N/A	N/A
Former Chief Financial Officer
Dmitri Boutoussov	N/A	N/A
Vice President of Research and Development

(1)	Represents the closing market price of a share of our common stock on the date of vesting multiplied by the number of RSUs that vested.

Potential Payments upon Termination or Change in Control

Mr. Nugent. Mr. Nugent is not a party to any severance or change in control agreement.

Mr. Pignatelli. Mr. Pignatelli was not a party to any severance or change in control agreement through his resignation on June 12, 2014.

Dr. Arrow. Dr. Arrow was not a party to any severance or change in control agreement through his resignation on December 6, 2014.

Mr. Furry. Mr. Furry was not a party to any severance or change in control agreement through his resignation on January 31, 2014.

Mr. Boutoussov. Mr. Boutoussov is not a party to any severance agreement. Mr. Boutoussov is a party to a change in control agreement with us that provides for a lump sum payment of one year of salary, payable within two and one half months following termination date, and certain medical and dental benefits in the event of a qualifying termination of employment following a change in control of the Company, which totaled approximately $273,000 at December 31, 2014.

EQUITY COMPENSATION PLAN INFORMATION

Our 2002 Stock Incentive Plan is designed to attract and retain the services of individuals essential to the Company’s long-term growth and success. The following table summarizes information as of December 31, 2014 with respect to the shares of our common stock that may be issued upon exercise of options, warrants or rights under our 2002 Stock Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders	3,512,246	$3.02	2,744,366

Total	3,512,246	$3.02	2,744,366

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On the basis of filings with the SEC and other information, we believe that based on 58,152,792 shares of our common stock being issued and outstanding as of April 1, 2015, the following persons, including groups of persons, beneficially owned more than five percent (5%) of our outstanding common stock:

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Larry N. Feinberg(1)	11,818,911	19.9%
200 Greenwich Avenue Greenwich, Connecticut 06830
Jack W. Schuler(2)	12,311,883	19.9%
28161 North Keith Drive Lake Forest, Illinois 60045
Camber Capital Management LLC(3)	5,547,694	9.5%
110 Huntington Avenue, Suite 2550 Boston, Massachusetts 02199

(1)

Based on the information provided in Amendment No. 10 to Schedule 13D filed with the SEC on March 9, 2015 by Oracle Partners with respect to itself, Oracle Institutional Partners, L.P. (“Institutional Partners”), Oracle Ten Fund Master, L.P. (“Ten Fund”), Oracle Associates, LLC (“Oracle Associates”), Oracle Investment Management, Inc. (“Oracle Investment”) and Larry N. Feinberg (Mr. Feinberg, together with Oracle Partners, Institutional Partners, Ten Fund, Oracle Associates and Oracle Investment, the “Oracle Reporting Persons”). The Oracle Reporting Persons reported that Oracle Partners beneficially owns and has shared voting and dispositive power with respect to 6,710,293 shares of our common stock, Institutional Partners beneficially owns and has shared voting and dispositive power with respect to 2,057,202 shares of our common stock, each of Ten Fund and Oracle Investment beneficially owns and has shared voting and dispositive power with respect to 3,051,416 shares of our common stock, Oracle Associates beneficially owns and has shared voting and dispositive power with respect to 8,767,495 shares of our common stock, and Mr. Feinberg beneficially owns and has shared voting and dispositive power with respect to 11,818,911 shares of our common stock. Such beneficial ownership includes warrants held by each of Oracle Partners, Institutional Partners and Ten Fund to purchase 336,047 shares of our common stock, 470,465 shares of our common stock and 537,674 shares of our common stock, respectively, which warrants become exercisable within 60 days of April 1, 2015. Of note, the terms of the warrants prohibit the holder of such warrants from exercising the warrants to the extent that the exercise would result in the holder and its affiliates beneficially owning more than 19.99% of the outstanding shares of our common stock. In accordance with SEC rules, the percentage is based on 58,152,792 shares outstanding as of April 1, 2015, together with the addition of 1,344,186 shares issuable upon exercise of the warrants held by the Oracle Reporting Persons.
(2)	Based on the information provided in Amendment No. 2 to Schedule 13D filed with the SEC on March 6, 2015 by Jack W. Schuler with respect to himself, the Jack W. Schuler Living Trust (the “Schuler Trust”), Renate Schuler, and the Schuler Family Foundation (the “Schuler Foundation”, and together with Mr. Schuler, Ms. Schuler and the Schuler Trust, the “Schuler Reporting Persons”). The Schuler Reporting Persons reported that Mr. Schuler beneficially owns and has shared voting and dispositive power with respect to 12,311,883 shares of our common stock, Schuler Trust beneficially owns and has shared voting and dispositive power with respect to 2,604,166 shares of our common stock, and Ms. Schuler and Schuler Foundation beneficially owns and has shared voting and dispositive power with respect to 9,707,717 shares of our common stock. Such beneficial ownership includes warrants held by the Schuler Foundation to purchase 3,824,252 shares of our common stock that become exercisable within 60 days of April 1, 2015. Of note, the terms of the warrants prohibit the holder of such warrants from exercising the warrants to the extent that the exercise would result in the holder and its affiliates beneficially owning more than 19.99% of the outstanding shares of our common stock. In accordance with SEC rules, the percentage is based on 58,152,792 shares outstanding as of April 1, 2015, together with the addition of 3,824,252 shares issuable upon exercise of the warrants held by the Schuler Reporting Persons.
(3)	Based on the information provided in Amendment No. 2 to Schedule 13G (the “Camber 13G”) filed with the SEC on February 13, 2015 by Camber Capital Management LLC (“Camber”). Camber reported that it and Stephen DuBois each beneficially owns and has shared voting and dispositive power with respect to 5,547,694 shares of our common stock. The Camber 13G did not reflect that on November 7, 2014 the Company issued warrants to purchase 1,761,452 shares of our common stock and 13,808 shares of our common stock, respectively, to each of Camber Capital Master Fund, LP and Camber Capital Fund II, LP, which warrants become exercisable within 60 days of April 1, 2015.

The following table sets forth the beneficial ownership of shares of our common stock as of April 1, 2015 by (i) each current director, (ii) each of the Board Nominees and the Other Nominee, (iii) each named executive officer and (iv) all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage ownership is based on 58,152,792 shares of our common stock outstanding as of April 1, 2015. Shares underlying options or warrants exercisable within 60 days of April 1, 2015 are deemed outstanding for the purpose of computing the percentage ownership of the person or persons holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

Name	Owned Shares of Common Stock		Number of Shares Underlying Options or Warrants Exercisable Within 60 Days of April 1, 2015		Percentage of Class
Paul N. Clark(4)	1,011,461	(5)	315,866	(6)	2.3%
Jonathan T. Lord(4)	101,163		117,635	(7)	*
Frederic H. Moll(4)	0		88,321		*
Jeffrey M. Nugent(4)(8)	119,901	(9)	179,917	(10)	*
James R. Talevich(4)	0		58,571		*
Alexander K. Arrow(8)(11)	107,801		167,950		*
Frederick D. Furry(8)(12)	18,198		217,171		*
Dmitri Boutoussov(8)	0		259,111		*
All current directors and executive officers as a group (6 persons)	1,232,525		1,019,421		3.8%
Federico Pignatelli(8)(11)(13)	1,491,709		75,000		2.7%

*	Represents less than 1%.
(4)	Director.
(5)	Includes 925,486 shares held by the Paul and Carolyn Clark Revocable Trust of 2009. Mr. Clark is the trustee of the Paul and Carolyn Clark Revocable Trust of 2009.
(6)	Includes warrants to purchase 263,024 shares of our common stock that become exercisable within 60 days of April 1, 2015 held by the Paul and Carolyn Clark Revocable Trust of 2009. Mr. Clark is the trustee of the Paul and Carolyn Clark Revocable Trust of 2009.
(7)	Includes options to purchase 51,880 shares that become exercisable within 60 days of April 1, 2015 and warrants to purchase 65,755 shares of our common stock that become exercisable within 60 days of April 1, 2015.
(8)	Named executive officer.
(9)	Includes 27,353 vested RSUs.
(10)	Includes 124,426 shares underlying vested options, 23,928 shares underlying options that vest within 60 days of April 1, 2015, 5,261 RSUs that vest within 60 days of April 1, 2015 and warrants to purchase 26,302 shares that become exercisable within 60 days of April 1, 2015.
(11)	Resigned from the Company in 2014.
(12)	Resigned from the Company in 2015.
(13)	Other Nominee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The charter of the Audit Committee requires that it review any insider or related party transactions. In connection with this requirement, our policy for the review of related party transactions (transactions with the Company or any of its subsidiaries involving our directors, executive officers or holders of more than five percent of our outstanding common stock or any member of the immediate family of the foregoing) is reviewed by our Audit Committee and our Board at least annually. Under our policy, any related party transactions require prior approval by the Audit Committee or by a majority of the disinterested members of our Board. In addition, transactions involving our directors are disclosed and reviewed by the Nominating and Corporate Governance Committee in its assessment of our directors’ independence. To the extent any related party transactions are ongoing business relationships, the transactions are reviewed annually by the Audit Committee. Related party transactions must be on terms no less favorable to the Company than those that it believes could be obtained from unaffiliated third parties.

Except as described below, since January 1, 2014, there has not been, and there is not currently proposed, any transaction or series of related transactions in which we were or are to be a participant or are currently a participant involving an amount in excess of $120,000 and in which (a) any director, nominee for director, executive officer or stockholder known to the Company to be the beneficial owner of more than five percent of our outstanding common stock or (b) any member of the immediate family of any person identified in clause (a) had or will have a direct or indirect material interest.

February Private Placement

On February 10, 2014, the Company entered into a Subscription Agreement with Ten Fund, Institutional Partners and Oracle Partners pursuant to which the Company sold 320,000 unregistered shares of our common stock to Ten Fund for $822,400; 280,000 unregistered shares of our common stock to Institutional Partners for $719,600; and 1,345,525 unregistered shares of our common stock to Oracle Partners. The price of $2.57 per share of common stock was equal to the closing price per share of our common stock on NASDAQ on February 7, 2014. Ten Fund, Institutional Partners and Oracle Partners are affiliates of Larry N. Feinberg, a holder of more than five percent of our outstanding common stock, and Mr. Feinberg beneficially owns and has shared voting and dispositive power with respect to shares of our common stock beneficially owned by Ten Fund, Institutional Partners and Oracle Partners.

July Private Placement

On July 22, 2014, we completed a private placement with several institutional and individual investors and several of our directors and officers in which the Company sold 260,756 unregistered shares of our common stock to Institutional Partners for $500,652; 369,044 unregistered shares of our common stock to Ten Fund for $708,564; 1,641,036 unregistered shares of our common stock to Oracle Partners; 2,604,166 unregistered shares of our common stock to Schuler Trust for $4,999,999; 7,812 unregistered shares of our common stock to Alexander K. Arrow for $14,999; 13,020 unregistered shares of our common stock to Frederick D. Furry $24,998; 52,083 unregistered shares of our common stock to Jeffrey M. Nugent for $99,999; and 520,833 unregistered shares of our common stock to the Paul and Carolyn Clark Revocable Trust of 2009 for $999,999. The price of $1.92 per share of common stock was equal to the closing price per share of our common stock on NASDAQ on July 18, 2014. Ten Fund, Institutional Partners and Oracle Partners are affiliates of Larry N. Feinberg, a holder of more than five percent of our outstanding common stock, and Mr. Feinberg beneficially owns and has shared voting and dispositive power with respect to shares of our common stock beneficially owned by Ten Fund, Institutional Partners and Oracle Partners. Schuler Trust is an affiliate of Jack W. Schuler, a holder of more than five percent of our outstanding common stock. Paul N. Clark, the trustee of the Paul and Carolyn Clark Revocable Trust of 2009, is Chairman of our Board, Jeffrey M. Nugent is a director and President and Chief Executive Officer of the Company. Alexander K. Arrow was then our President and Chief Operating Officer and Frederick D. Furry was then our Chief Financial Officer.

November Private Placement

On November 7, 2014, we completed a private placement with several institutional and individual investors and certain of our directors and officers under which the Company sold 827,192 unregistered shares of our common stock and 537,674 warrants to Ten Fund for $2,044,198; 723,792 unregistered shares of our common stock and 470,465 warrants to Institutional Partners for $1,788,671; 516,995 unregistered shares of our common stock and 336,047 warrants to Oracle Partners; 2,709,925 unregistered shares of our common stock and 1,761,452 warrants to Camber Capital Master Fund, LP for $6,696,902; 21,244 unregistered shares of our common stock and 13,808 warrants to Camber Capital Fund II, LP; 5,883,465 unregistered shares of our common stock and 3,824,252 warrants to Schuler Trust for $14,539,513; 101,163 unregistered shares of our common stock and 65,755 warrants to Dr. Jonathan T. Lord for $249,999; 404,653 unregistered shares of our common stock and 263,024 warrants to the Paul and Carolyn Clark Revocable Trust of 2009 for $999,999; 40,465 unregistered shares of our common stock and 26,302 warrants to Jeffrey M. Nugent for $99,999; and 40,465 unregistered shares of our common stock and 26,302 warrants to Michael C. Carroll for $99,999. The price of $2.39 per share was equal to the closing price of our common stock on NASDAQ on November 3, 2014. Ten Fund, Institutional Partners and Oracle Partners are affiliates of Larry N. Feinberg, a holder of more than five percent of our outstanding common stock, and Mr. Feinberg beneficially owns and has shared voting and dispositive power with respect to shares of our common stock beneficially owned by Ten Fund, Institutional Partners and Oracle Partners. Schuler Trust is an affiliate of Jack W. Schuler, a holder of more than five percent of our outstanding common stock. Camber Capital Master Fund, LP and Camber Capital Fund II, LP are affiliates of Camber Capital Management LLC, a holder of more than five percent of our outstanding common stock. Oracle Partners also nominated for election at our 2014 annual meeting one of the members of the Company’s board of directors, Jonathan T. Lord (who is also an investor). Paul N. Clark, the trustee of the Paul and Carolyn Clark Revocable Trust of 2009, is Chairman of our Board, Jeffrey M. Nugent is a director and President and Chief Executive Officer of the Company and Michael C. Carroll is Secretary of the Company.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2014 with management and BDO USA, LLP, our independent registered public accounting firm. The Audit Committee also discussed with BDO USA, LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from BDO USA, LLP required by Public Company Accounting Oversight Board Rule 3526, Independence Discussion with Audit Committees, as amended, and the Audit Committee discussed the independence of BDO USA, LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC. The Audit Committee also appointed BDO USA, LLP as our independent registered public accounting firm for 2015, subject to stockholder ratification.

Submitted by the Audit Committee of our Board:

James R. Talevich, Chairman

Paul N. Clark

Frederic H. Moll

Date: March 2, 2015

PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm for 2015, subject to stockholder ratification. Our Board is asking our stockholders to ratify the appointment by the Audit Committee of BDO USA, LLP’s as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2015. Stockholder ratification of such selection is not required by our bylaws or any other applicable legal requirement. However, our Board is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance.

In the event our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain BDO USA, LLP for the 2015 fiscal year. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change should be made.

A representative of BDO USA, LLP is expected to be present at our annual meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees billed and billable to us for professional services rendered by BDO USA, LLP for the fiscal years ended December 31, 2014 and 2013.

	Fiscal Year Ended December 31, 2014	Fiscal Year Ended December 31, 2013
Audit Fees(1)	$297,544	$295,103
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Total	$297,544	$295,103

(1)	2014 and 2013 audit fees include services performed in connection with the audit of the Company’s internal control over financial reporting as of December 31, 2014, and 2013, respectively, and fees paid in conjunction with services performed on our registration statements and prospectus supplement filings with the SEC in 2014 and 2013.

Determination of Independence

In considering the nature of the services provided by our independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

According to policies adopted by the Audit Committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be approved by the Audit Committee. This policy generally provides that we will not engage any independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval will be detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence.

All fees paid to BDO USA, LLP in 2014 and 2013 were pursuant to engagements pre-approved by the Audit Committee, and none of those engagements made use of the exception to pre-approval contained in Regulation S-X, Rule 2-01(c)(7)(i)(C).

Recommendation of Our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015.

PROPOSAL THREE

RATIFICATION OF AMENDMENT TO BYLAWS SHIFTING LITIGATION EXPENSES TO UNSUCCESSFUL CLAIMING CURRENT AND FORMER DIRECTORS

Our Board is seeking ratification by the Company’s stockholders of an amendment to our Amended and Restated Bylaws adding a new Section 12.2 (the “Amendment”), which was adopted by our Board on June 26, 2014. Subject to certain exceptions, the Amendment permits the Company to shift litigation expenses to any current or former director of the Company (or anyone acting on behalf of any current or former director of the Company) (each, a “Claiming Director”) who unsuccessfully asserts a claim or proceeding (including any claim or proceeding purportedly filed on behalf of the Company or any stockholder) against the Company or any of its current directors or officers. The Amendment is very limited in scope — it only applies to current or former directors (or anyone acting on behalf of any current or former director), not to other stockholders or other persons generally. The full text of the Amendment is as follows:

Section 12.2 Certain Litigation Costs.

To the fullest extent permitted by law, in the event that (a) without obtaining advance approval of the Board, any current or former director or anyone on behalf of any current or former director (each, a “Claiming Director”) asserts any claim or initiates any proceeding or joins, offers substantial assistance to or has a direct financial interest in any claim or proceeding against the Corporation or any of its directors or officers (including any proceeding purportedly filed on behalf of the Corporation or any stockholder), and (b) such Claiming Director (or the third party that received substantial assistance from the Claiming Director or in whose claim or proceeding such Claiming Director had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought by such Claiming Director (or third party), then such Claiming Director shall be obligated to reimburse the Corporation and any such director or officer for all fees, costs and expenses of every kind and description (including all reasonable attorneys’ fees and other litigation expenses) that the Corporation or any such director or officer actually incurs in connection with such claim or proceeding; provided, however, that the foregoing shall not apply with respect to any claim asserted or proceeding initiated by a Claiming Director for which such Claiming Director is entitled to (i) indemnification under Section 10.1 or any agreement with the Corporation or (ii) bring suit under Section 10.1(b). For purposes of this Section 12.2, “proceeding” shall have the definition set forth in Section 10.1(a) of these Bylaws.

Reasons for Proposal

Our Board approved the Amendment on June 26, 2014 in light of our Board’s belief that Federico Pignatelli, the former Chairman and Chief Executive Officer of the Company who was then a member of our Board, and/or Norman J. Nemoy, another then-member of our Board, would assert frivolous claims against the Company and its directors and officers and cause the Company to incur unnecessary time and expense in defending against such litigation. Our Board’s belief was based on the following:

•	from March 2014 to June 2014, Mr. Pignatelli had instructed the Company to pursue litigation relating to the composition of our Board, with the aim of preventing our Board from being comprised of a majority of directors who desired to remove him as Chief Executive Officer; and

•	at the time of the Amendment, the Company was in continuing non-compliance with a liquidity ratio under its credit facility and had very limited cash on-hand.

On July 21, 2014, Mr. Pignatelli filed a complaint in the Court of Chancery of the State of Delaware alleging, among other things, that (a) each member of our Board other than Messrs. Pignatelli and Nemoy had breached his fiduciary duties by rejecting Mr. Pignatelli’s slate of nominees for the Company’s 2014 annual meeting, (b) each member of our Board other than Messrs. Pignatelli and Nemoy had breached his implied duties of good faith and fair dealing in adopting a definition of “nominate” under the Pignatelli Agreement that was

“nonsensical” and (c) the Company had breached the Pignatelli Agreement. On July 24, 2014, the Court of Chancery of the State of Delaware denied Mr. Pignatelli’s motion for expedited proceedings on all but one of his claims (the rejection of Mr. Pignatelli’s slate). On July 29, 2014, Mr. Pignatelli filed a notice of voluntary dismissal of his July 21, 2014 complaint.

Our Board continues to believe that the Amendment is beneficial and will help the Company and its stockholders avoid litigation costs related to suits brought by current or former directors like Mr. Pignatelli by allocating the cost of any meritless future litigation to an unsuccessful Claiming Director. Although the Company has more cash on-hand now than it did in June 2014, our Board believes that the Company should not spend this cash defending the Company or its directors or officers against frivolous lawsuits brought by current or former directors or anyone acting on their behalf.

In considering the Amendment, our Board believes that the Company’s stockholders should consider the following:

•	the Amendment is drafted narrowly, because the Board intended to protect the Company and its stockholders against the cost of abusive litigation initiated by current or former directors without affecting the claims of any other stockholders and without unduly chilling meritorious claims of current or former directors;

•	the Amendment does not apply to litigation brought by any stockholder or person other than any current or former director or anyone acting on behalf of any current or former director; and

•	the Amendment applies only if a current or former director, or anyone acting on behalf of any current or former director, fails to obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought by such current or former director or other person acting on behalf of a current or former director.

In view of our Board’s desire to communicate openly and seek the input of its stockholders, our Board has decided to submit the Amendment to a stockholder vote for ratification.

Effect of Stockholder Vote

If our stockholders ratify the Amendment, the Amendment will remain in force, and it may be more difficult for a Claiming Director to challenge the validity and enforceability of the Amendment. If our stockholders fail to ratify the Amendment, our Board will repeal the Amendment.

Recommendation of Our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE AMENDMENT TO OUR AMENDED AND RESTATED BYLAWS SHIFTING LITIGATION EXPENSES TO UNSUCCESSFUL CLAIMING CURRENT AND FORMER DIRECTORS.

PROPOSAL FOUR

AMENDMENT TO THE

BIOLASE, INC. 2002 STOCK INCENTIVE PLAN

General

We are asking our stockholders to approve an amendment to our 2002 Stock Incentive Plan (as amended effective as of May 26, 2004, November 15, 2005, May 16, 2007, May 5, 2011, June 6, 2013 and August 27, 2014, the “Stock Incentive Plan”), which amendment was approved by our Board on March 20, 2015, subject to stockholder approval. The effect of the amendment is to increase the number of shares of our common stock available for issuance under the Stock Incentive Plan by an additional 2,300,000 shares and to implement a change to our non-employee director compensation program. The amendment would not modify the Stock Incentive Plan except to increase the number of shares of our common stock reserved for issuance under the Stock Incentive Plan and to prevent any further grants under the Automatic Option Grant Program as described below. The full text of the Stock Incentive Plan, as proposed to be amended, is attached to this proxy statement as Appendix B.

As of April 1, 2015, 749,871 shares of our common stock were available for issuance under the Stock Incentive Plan. The number of shares of our common stock is being increased with the amendment in order to provide for awards in future years. We intend to award grants to directors, officers, and employees to provide incentives to such individuals to focus on our critical long-range objectives and to encourage the attraction and retention of such individuals.

The principal features of the Stock Incentive Plan are summarized below. However the summary is qualified in its entirety by reference to the Stock Incentive Plan itself, which is attached to this proxy statement as Appendix B. We encourage you to read the Stock Incentive Plan carefully.

Background of the Stock Incentive Plan

The Stock Incentive Plan was approved by our stockholders on May 23, 2002. The Stock Incentive Plan originally reserved 1,000,000 shares of our common stock for issuance as stock awards or upon exercise of options granted pursuant to the Stock Incentive Plan plus the number of shares that remained available as of such date under the predecessor 1998 Stock Option Plan. The Stock Incentive Plan was amended in 2004 to increase the shares reserved by an additional 1,000,000 shares. In 2005, the Stock Incentive Plan was amended to increase the shares reserved by an additional 950,000 shares. In May 2007, the Stock Incentive Plan was amended to increase the shares reserved by an additional 1,000,000 shares. In May 2011, the Stock Incentive Plan was amended to increase the shares reserved by an additional 1,000,000 shares. In June 2013, the Stock Incentive Plan was amended to increase the shares reserved by an additional 800,000 shares. In August 2014, the Stock Incentive Plan was amended to increase the shares reserved by an additional 1,500,000 shares. Following the August 2014 amendment, the total number of shares of our common stock reserved for issuance under the Stock Incentive Plan was 9,250,000.

The Stock Incentive Plan is designed to serve as a comprehensive equity incentive program to attract and retain the services of individuals essential to our long-term growth and financial success. Accordingly, our officers and other employees, our non-employee directors and independent contractors have the opportunity to acquire a meaningful equity interest in us through their participation in the Stock Incentive Plan. As of April 1, 2015, approximately 215 officers and employees, four non-employee directors, and 12 independent contractors were eligible to participate in the Stock Incentive Plan. Our burn rate of shares utilized under the Stock Incentive Plan has averaged approximately 3.7% over the past three years.

Shares Subject to the Stock Incentive Plan

As of April 1, 2015, 5,468,941 shares of our common stock were subject to outstanding options and RSUs and 749,871 shares remained available for issuance under the Stock Incentive Plan. If this proposal is approved, then an additional 2,300,000 shares would be available for issuance under the Stock Incentive Plan. All outstanding options were issued at the closing sale price of our common stock on the date of grant or higher. Options generally expire following termination of the optionee’s service between 90 days and 12 months following termination of service and have an exercise term not to exceed 10 years from the date of grant. The market value of the securities underlying the outstanding options as of April 1, 2015 was $2.02 per share of our common stock. If this proposal is approved and all available shares for issuance under the Stock Plan were in fact issued, such shares would constitute approximately 12.8% of our common stock outstanding as of April 1, 2015. We plan to file a registration statement on Form S-8 to register the additional 2,300,000 shares being reserved under the Stock Incentive Plan.

Description of the Stock Incentive Plan

The Stock Incentive Plan consists of three equity incentive programs: (1) the discretionary option grant program, (2) the stock issuance program, and (3) the automatic option grant program for our non-employee directors. The principal features of each program are described below.

Both our Board and the Compensation Committee have the authority to act as the Stock Incentive Plan administrator of the discretionary option grant and stock issuance programs with respect to option grants and stock issuances made to our executive officers and directors and also have the authority to make option grants and stock issuances under those programs to all other eligible individuals. Our Board may at any time appoint a secondary committee comprised of one or more directors to have concurrent authority to make option grants and stock issuances under those two programs to individuals other than executive officers and non-employee directors. All grants under the Stock Incentive Plan will be made in strict compliance with the express provisions of the applicable program. Options granted under the Stock Incentive Plan may be “incentive stock options” as defined in Section 422 of the Code, or non-qualified options. The Stock Incentive Plan prohibits the re-pricing of outstanding stock options or the exchange of outstanding stock options for stock options with a lower exercise price, unless stockholder approval is obtained, or if in connection with a change of control of us or a change in our common stock (such as the result of a merger, stock split, stock dividend or recapitalization of us).

Discretionary Option Grant Program

The plan administrator has complete discretion under the discretionary option grant program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

Each granted option must have an exercise price per share determined by the plan administrator, and such exercise price cannot be less than the fair market value of our common stock on the date of grant. No granted option can have a term in excess of ten years. In general, all shares subject to an outstanding option vest and become fully exercisable immediately prior to a change of control of us unless the option is assumed or continues in full force pursuant to the change in control transaction, replaced with a cash incentive program which preserves the economic value of the shares subject to the option that remain unexercisable or the plan administrator imposes any other limitations.

Stock Issuance Program

Shares may be issued under the stock issuance program at a price per share determined by the plan administrator, payable in cash or for past services rendered to us (or, if permitted by the plan administrator, by delivery of a promissory note). The plan administrator has complete discretion under the program to determine which eligible individuals are to receive such stock issuances or restricted stock unit awards, the time or times when those issuances or awards are to be made, and the number and purchase price of shares subject to each such issuance or award. The plan administrator has discretion over the vesting schedule for shares issued under the stock issuance program, provided that shares issued at less than fair market value on the date of grant will vest over a period of not less than three years, with accelerated vesting permitted only upon a change of control or in other limited circumstances (e.g., death or disability of the recipient, termination without cause or pursuant to a severance agreement or plan under which the recipient provides consideration for accelerated vesting). Shares of our common stock may also be issued under the program pursuant to restricted stock unit awards that entitle the recipients to receive those shares upon the attainment of designated performance goals (subject to a minimum performance period of not less than one year) or satisfaction of specified service requirements (subject to the same general three-year vesting period described above). Up to 5% of the total number of shares reserved for issuance under the Stock Incentive Plan may be issued without regard to the foregoing restrictions. In general, the plan administrator may, in its discretion, at any time waive the surrender or cancellation of an award upon an individual’s cessation of service or failure to attain any applicable performance goals, upon a change in control, proxy contest or upon any other event. In general, all unvested shares vest immediately prior to a change of control of us unless such repurchase rights are assumed or continued in full force pursuant to the change in control transaction or the plan administrator imposes any other limitations.

Automatic Option Grant Program

Beginning with our 2007 annual meeting of stockholders, eligible non-employee members of our Board have received annual option grants over their period of service on our Board under the Automatic Option Grant Program. Subject to stockholder approval of this Proposal Four, beginning with our 2015 annual meeting of stockholders, we will no longer make any grants under the Automatic Option Grant Program. Instead, commencing with our 2015 annual meeting of stockholders, our non-employee directors will receive compensation under a program approved by our Board, upon the recommendation of the Compensation Committee, which may include grants under our discretionary option grant program. For a description of the compensation program for non-employee directors that, subject to stockholder approval of this Proposal Four, will be in effect beginning with our 2015 annual meeting of stockholders, see above in this proxy statement under “Director Compensation.” We believe that amending the Stock Incentive Plan to eliminate future grants under the Automatic Option Grant Program, and instead allowing our Board, upon the recommendation of the Compensation Committee, to determine the compensation program for our non-employee directors will provide our Board with greater flexibility to set appropriate compensation for our non-employee directors.

All options granted under the Automatic Option Grant Program prior to our 2015 annual meeting of stockholders will continue to vest over one year in equal quarterly increments, with the first vesting date occurring three months after the date of grant; provided that all such options immediately vest if a person ceases to serve on our Board due to death or disability. Upon any cessation of service, the optionee has a limited period of time in which to exercise his or her outstanding vested options. Except as otherwise provided in the Stock Incentive Plan, options granted under the Automatic Option Grant Program are subject to the same terms in effect for options made under the discretionary option grant program.

Historical Grants under the Stock Incentive Plan

The following table sets forth the number of options and shares granted over the lifetime of the Stock Incentive Plan to the individuals and groups as indicated as of April 1, 2015:

Name and Position	Stock Options	Shares of Common Stock
Jeffrey M. Nugent	0	0
President and Chief Executive Officer
David C. Dreyer	0	0
Chief Financial Officer
Brendan O’Connell	225,230	0
Vice President of Finance and Corporate Controller
Clark Barousse	290,575	0
Senior Vice President of Worldwide Sales and Account Management
Orlando Rodrigues	290,575	0
Vice President and Chief Marketing Officer
Dmitri Boutoussov	668,575	0
Vice President of Research and Development
All current executive officers (6 persons)	1,474,955	0
All current directors who are not executive officers	301,957	36,868
All current employees (other than current executive officers) (approximately 136 persons)	3,319,034	0

Restrictions on Cancellation, Regrants and Repricing

Except with the approval of our stockholders, (i) no option may be granted in exchange for or in connection with the cancellation or surrender of an outstanding option with a higher exercise price and (ii) no option may be amended to reduce its exercise price other than in connection with a change in control or adjustment made in connection with a change in our common stock without receipt of consideration by the Company (such as the result of a merger, stock split, stock dividend or recapitalization of us).

Amendment and Termination of the Stock Incentive Plan

Our Board may amend or modify the Stock Incentive Plan at any time, subject to any required stockholder approval to increase the number of reserved shares under applicable laws and regulations, including Code Section 422, Exchange Act Rule 16b-3 and the NASDAQ Rules. In addition, stockholder approval is required to modify the eligibility requirements for participation in the Stock Incentive Plan. Our Board may not amend the Stock Incentive Plan without the consent of an optionee or participant if such amendment adversely affects the rights and obligations of such optionee or participant with respect to options or unvested stock issuances at the time outstanding under the Stock Incentive Plan.

Certain Federal Income Tax Consequences

No taxable income is recognized by the optionee at the time of the grant of an incentive stock option, and no taxable income is recognized for regular tax purposes at the time the option is exercised. However, the excess of the fair market value of our common stock received over the option price is an “item of adjustment” for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date (or amount realized upon disposition, if lower) over the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the ordinary income recognized by the optionee.

All other options granted under the Stock Incentive Plan will be non-statutory stock options and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory stock option. However, upon exercise of the non-statutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee’s resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The Code provides for reduced tax rates for long-term capital gains based on the taxpayer’s income and the length of the taxpayer’s holding period.

The recipient of a restricted share award will generally recognize ordinary compensation income when such shares are no longer subject to a substantial risk of forfeiture, based on the excess of the value of the shares at that time over the price, if any, paid for such shares. However, if the recipient makes a timely election under the Code to be subject to tax upon the receipt of the shares, the recipient will recognize ordinary compensation income at that time equal to the fair market value of the shares over the price paid, if any, and no further ordinary compensation income will be recognized when the shares vest.

The recipient of a restricted stock unit award will generally recognize ordinary compensation income when the shares subject to such award are transferred to the recipient in an amount equal to the excess of the value of the shares at that time over the price, if any, paid for such shares.

Except as otherwise described above with respect to incentive stock options, we generally will be entitled to a deduction when and for the same amount that the recipient recognizes ordinary income, subject to the limitations of Section 162(m) of the Code with respect to compensation paid to certain “covered employees.” Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million in any one year. However, the Section 162(m) deduction limit does not apply to certain “performance-based compensation” as provided for by the Code provided certain requirements are met. In general, stock options will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price or base price is greater than or equal to the fair market value of the stock subject to the award on the grant date).

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or restricted shares, or to us. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee’s death.

Recommendation of Our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2002 STOCK INCENTIVE PLAN.

PROPOSAL FIVE

ADVISORY VOTE ON THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

(“SAY-ON-PAY” VOTE)

As required by Section 14A of the Exchange Act, we are asking our stockholders to vote, on an advisory basis, on the compensation of our named executive officers as described in this proxy statement, referred to as the NEOs. We believe that the compensation policies for the NEOs are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of our stockholders. Stockholders are urged to read the Compensation Discussion and Analysis section, beginning on page 18 of this proxy statement, which discusses in detail our 2014 executive compensation program and decisions made by the Compensation Committee.

Summary of Key Compensation Practices

Our compensation programs for our executive officers are designed to attract and retain such key executive officers, and to reward them in a fashion commensurate with our corporate performance and the value created for our stockholders. Our compensation programs also support our short-term and long-term strategic goals and values and reward the individual contributions of our executive officers to our success. Our policy is to provide our executive officers with competitive compensation opportunities that reward their contribution to our financial success and individual performance, while providing financial stability and security. Accordingly, the compensation package for executive officers is mainly comprised of the following compensation elements: (1) a base salary, designed to be competitive with salary levels in the industry and to reflect individual performance; (2) an annual discretionary bonus payable in cash and based on the review of certain annual financial and other performance measures, which supports our short-term performance; (3) where appropriate, long-term stock-based incentive awards, which support our long-term performance and are designed to strengthen the mutual interests between our executive officers and our stockholders; and (4) in one case, severance payments and other benefits payable upon termination of an officer’s employment by us without cause or by our officer for good reason, including following a change of control of us, which promotes executive retention and efforts toward the best interests of our stockholders in the event of an actual or threatened change of control of us. We believe that each of these elements and their combination supports our overall compensation objectives.

Compensation Committee Stays Current on Best Practices

We regularly update our Compensation Committee and entire Board on compensation best practices and trends. The Compensation Committee meets from time to time without management present.

“Say-on-Pay” Vote

This advisory stockholder vote, commonly referred to as a “Say-on-Pay” vote, gives stockholders the opportunity to approve or not approve the compensation of the NEOs that is disclosed in this proxy statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this proxy statement.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Because your vote is advisory, it will not be binding on our Board, the Compensation Committee or the Company. However, our Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the stockholder vote on this proposal at our annual meeting when considering future executive compensation arrangements. We currently intend to submit the compensation of our named executive officers to an advisory vote of our stockholders annually.

Recommendation of Our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NEOS AS DISCLOSED IN THIS PROXY STATEMENT.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials we furnish to our stockholders. Copies of the Company’s solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Upon request, we will reimburse such persons for their costs in forwarding such solicitation materials to such beneficial owners. We have also retained MacKenzie to assist in the solicitation of proxies at an initial fee not to exceed $15,000 plus reimbursement for reasonable out-of-pocket expenses incurred during the solicitation. To date, such costs and expenses have equaled approximately $17,500. MacKenzie and our directors, officers and employees may solicit proxies by mail, in person, by telephone or by other electronic means, such as email, facsimile or over the Internet. Our directors, officers and employees will not receive any additional compensation for these solicitation activities. We agreed to indemnify MacKenzie against liabilities and expenses arising in connection with the proxy solicitation unless caused by MacKenzie’s gross negligence, bad faith, willful misconduct or fraud.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or notice you may (1) notify your broker, (2) direct your written request to: BIOLASE, Inc., 4 Cromwell, Irvine, California 92618, Attention: Corporate Secretary. Stockholders who currently receive multiple copies of our proxy statement and/or notice at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.

Stockholder Proposals and Nominations

Pursuant to SEC regulations, in order to be included in our proxy statement and form of proxy for the 2016 annual meeting of stockholders, stockholder proposals must be received at our principal executive offices, 4 Cromwell, Irvine, California 92618, Attention: Corporate Secretary, no later than December 3, 2016, and must comply with additional requirements established by the SEC. If we change the date of our next annual meeting of stockholders by more than 30 days from the date of the previous year’s annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials. Pursuant to our bylaws, a stockholder proposal submitted outside of the processes established in Rule 14a-8 promulgated by the SEC and stockholder nominations will be considered untimely before December 29, 2015 and untimely after January 28, 2016. However, if the date of our next annual meeting of stockholders is more than 30 days before or more than 60 days after April 27, 2016, the deadline is no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which includes the financial statements, but excludes Form 10-K exhibits, is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at our annual meeting.

Other Matters

We know of no other matters that will be presented for consideration at our annual meeting. If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS

Paul N. Clark
Chairman of the Board

Date: April 2, 2015

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS IN

THE COMPANY’S SOLICITATION OF PROXIES

Under applicable SEC regulations, our directors and our executive officers are “participants” with respect to the Company’s solicitation of proxies in connection with our annual meeting. Information concerning participants is provided below.

Directors and Nominees

The directors and nominees who are participants in the Company’s solicitation are Paul N. Clark, Dr. Jonathan T. Lord, Dr. Frederic H. Moll, Jeffrey M. Nugent, James R. Talevich and Federico Pignatelli. Their principal occupations are set forth under the section above titled “Proposal One — Election of Directors” of this Proxy Statement. The business address of each of these individuals for this purpose is in care of BIOLASE, Inc., 4 Cromwell, Irvine, California 92618, Attention: Corporate Secretary, except that the business address of Mr. Pignatelli for this purpose is c/o Pier 59 Studios, Chelsea Piers, New York, New York 10011.

Executive Officers

The principal occupations of the Company’s executive officers who are participants in the Company’s solicitation are as shown below. The principal occupation refers to such person’s position with the Company, and the business address for each person is BIOLASE, Inc., 4 Cromwell, Irvine, California 92618.

Name	Position with the Company
Jeffrey M. Nugent	President and Chief Executive Officer
David C. Dreyer	Chief Financial Officer

Stock Ownership and Employment Agreements

The numbers of shares of Company common stock beneficially owned by each “participant” and by each of our executive officers who may be deemed to be a “participant” are as described in the section above entitled “Security Ownership of Certain Beneficial Owners and Management.” Except as otherwise disclosed in this proxy statement, each of those participants beneficially owns, but does not own of record, the shares listed in that table opposite such participant’s name.

As described elsewhere in this proxy statement in the section entitled “Employment Agreements,” Mr. Nugent is not a party to an employment agreement with the Company. Each of the Company’s directors and executive officers is party to an indemnification agreement with the Company.

Appendix A - 1

Information Regarding Transactions in Company Securities by Participants

The following table sets forth purchases and sales of securities of the Company by the participants listed below since April 1, 2013.

Name	Date	Number of Shares	Transaction Type
Federico Pignatelli	2/27/15	90,781	Sale
Paul N. Clark	11/13/13	30,301	Purchase
Paul N. Clark	11/13/13	14,197	Purchase
Paul N. Clark	11/14/13	15,861	Purchase
Paul N. Clark	11/25/13	10,913	Purchase
Paul N. Clark	11/26/13	11,906	Purchase
Paul N. Clark	11/27/13	1,943	Purchase
Paul N. Clark	7/22/14	520,833	Purchase
Paul N. Clark	11/3/14	404,653	Purchase
Jeffrey M. Nugent	7/22/14	52,083	Purchase
Jeffrey M. Nugent	11/3/14	40,465	Purchase
Jonathan T. Lord	11/3/14	101,163	Purchase

Miscellaneous Information Concerning Participants

Except as described below or elsewhere in this proxy statement, to the knowledge of the Company:

•	None of the participants directly or indirectly beneficially owns any securities of any subsidiary of the Company;

•	No participant or associate of a participant is either a party to any transaction or series of transactions since January 1, 2014, or has knowledge of any currently proposed transaction or series of transactions, (a) in which the Company or any of its subsidiaries was or is to be a party, (b) in which the amount involved exceeds $120,000 and (c) in which any participant or associate of a participant had or will have a direct or indirect material interest;

•	No participant or associate of a participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at our annual meeting other than an interest, if any, as a stockholder of the Company or, with respect to a director nominee, as a nominee for director;

•	No participant or associate of a participant has any arrangement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party; and

•	No participant is, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to Company securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Appendix A - 2

APPENDIX B

BIOLASE, INC.

2002 STOCK INCENTIVE PLAN

(As proposed to be amended)

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

The Plan is intended to promote the interests of the Corporation by providing eligible persons who are employed by or serve the Corporation or any Parent or Subsidiary with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

A. The Plan shall be divided into three separate equity incentive programs:

1. the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock;

2. the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary); and

3. the Automatic Option Grant Program under which eligible non-Employee directors have automatically received option grants at designated intervals over their period of continued Board service.

B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

A. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants made under that program.

B. The Primary Committee and the Board shall have concurrent authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. (However, grants made to Section 16 Insiders by the entire Board will not be exempt from the million-dollar compensation deduction limitation of Code Section 162(m).) Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons; provided, that a Secondary Committee which includes any Employee is not authorized to make grants to non-Employee directors. However, any discretionary option grants or stock issuances for members of the Primary Committee should be authorized by a disinterested majority of the Board.

C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

Appendix B - 1

D. Service on the Primary Committee or the Secondary Committee shall constitute service as a director, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as directors for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

E. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and procedures as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

IV. ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

1. Employees,

2. non-Employee members of the Board or the board of directors of any Parent or Subsidiary, and

3. independent contractors who provide services to the Corporation (or any Parent or Subsidiary).

B. Only non-Employee directors shall be eligible to participate in the Automatic Option Grant Program and only with respect to grants made prior to the Corporation’s 2015 annual meeting of stockholders.

V. STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 11,550,000 shares. Such authorized share reserve is comprised of (1) the initial share reserve for the Plan of 1,000,000 shares authorized by the Board on April 16, 2002 and approved by the stockholders on May 23, 2002, (2) the number of shares that remained available for issuance, as of May 23, 2002, under the Predecessor Plan as last approved by the Corporation’s stockholders, including the shares subject to outstanding options under the Predecessor Plan, (3) an additional increase of 1,000,000 shares of Common Stock authorized by the Board on April 28, 2004 and approved by the stockholders on May 26, 2004, (4) an additional increase of 950,000 shares of Common Stock authorized by the Board on September 19, 2005 and approved by the stockholders on November 15, 2005, (5) an additional 1,000,000 shares of Common Stock authorized by the Board on February 28, 2007 and approved by the stockholders on May 16, 2007, (6) an additional 1,000,000 shares of Common Stock authorized by the Board on February 17, 2011 and approved by the stockholders on May 5, 2011, (7) an additional 800,000 shares of Common Stock authorized by the Board on March 23, 2013 and approved by the stockholders on June 6, 2013, (8) an additional 1,500,000 shares of Common Stock authorized by the Board on July 14, 2014 and approved by the stockholders on August 27, 2014 and (9) an additional 2,300,000 shares of Common Stock authorized by the Board on March 20, 2015 and approved by the stockholders at the Corporation’s 2015 annual meeting of stockholders.

Appendix B - 2

B. No one person participating in the Plan may receive stock options and direct stock issuances for more than 1,500,000 shares of Common Stock pursuant to the Plan in the aggregate per calendar year. No more than 200,000 shares of Common Stock may be granted under Article Three hereof.

C. Shares of Common Stock subject to outstanding options (including options transferred to this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (1) those options expire or terminate for any reason prior to exercise in full or (2) the options are cancelled in accordance with the cancellation/regrant provisions of the Plan. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (1) the maximum number and/or class of securities issuable under the Plan, (2) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances under the Plan per calendar year, and (3) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan (including the options transferred to this Plan from the Predecessor Plan). Such adjustments to the outstanding options are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be binding.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I. OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator. However, each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than 100% of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

(a) cash or check made payable to the Corporation,

(b) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

Appendix B - 3

(c) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of 10 years measured from the option grant date.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Option Grant Program that are outstanding at the time of the Optionee’s cessation of Service:

(a) Immediately upon the Optionee’s cessation of Service, the option shall terminate with respect to the unvested shares subject to the option.

(b) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct, then the option shall terminate immediately with respect to all shares subject to the option.

(c) Should the Optionee’s Service terminate for reasons other than Misconduct, then the option shall remain exercisable during such period of time after the Optionee’s Service ceases as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no option shall be exercisable after its Expiration Date. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s Service ceased. Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, the option shall terminate with respect to any vested shares subject to the options.

2. Among its discretionary powers, the Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service, but in no event beyond the expiration of the option term. The Plan Administrator should consider the tax and accounting consequences before exercising such discretion.

D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (1) the exercise price paid per share or (2) the Fair Market Value per share of Common Stock at the time of the repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

Appendix B - 4

F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except Non-Statutory Options may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to the Optionee’s former spouse. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II. INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options, which are specifically designated as Non-Statutory Options when issued under the Plan, shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date) for which one or more options granted to any Employee pursuant to the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000. To the extent that an Optionee’s options exceed that limit, they will be treated as Non-Statutory Options (but all of the other provisions of the option shall remain applicable), with the first options that were awarded to the Optionee to be treated as Incentive Options.

C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five years measured from the option grant date.

III. CHANGE IN CONTROL

A. In the event a Change in Control occurs, the shares of Common Stock at the time subject to each outstanding option granted pursuant to this Discretionary Option Grant Program shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become vested on such an accelerated basis if and to the extent: (1) such option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force pursuant to the terms of transaction or (2) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout of that spread no later than the time the Optionee would vest in those option shares or (3) the acceleration of such option is subject to other limitations imposed by the Plan Administrator.

B. All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the occurrence of a Change in Control, except to the extent: (1) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force pursuant to the terms of the transaction or (2) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

Appendix B - 5

C. Immediately following the consummation of the Change in Control, all outstanding options granted pursuant to the Discretionary Option Grant Program shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the transaction.

D. Each option granted pursuant to the Discretionary Option Grant Program that is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (1) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (2) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (3) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances pursuant to the Plan per calendar year. To the extent the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options granted pursuant to the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such transaction.

E. Among its discretionary powers, the Plan Administrator shall have the ability to structure an option (either at the time the option is granted or at any time while the option remains outstanding) so that the option shall become immediately exercisable and some or all of the shares subject to that option shall automatically become vested (and some or all of the repurchase rights of the Corporation with respect to the unvested shares subject to that option shall immediately terminate) upon the occurrence of a Change in Control, a Proxy Contest or any other specified event or the Optionee’s Involuntary Termination within a designated period of time following any of these events. In addition, the Plan Administrator may provide that one or more of the Corporation’s repurchase rights with respect to some or all of the shares held by the Optionee at the time of such a Change in Control, a Proxy Contest, or any other specified event or the Optionee’s Involuntary Termination within a designated period of time following such an event shall immediately terminate and all of the shares shall become vested.

F. The portion of any Incentive Option accelerated in connection with a Change in Control or Proxy Contest shall remain exercisable as an Incentive Option only to the extent the $100,000 limitation described in Section II.B. above is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the federal tax laws.

G. The outstanding options shall in no way affect the right of the Corporation to undertake any corporate action.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each stock issuance under this program shall be evidenced by a stock issuance agreement that complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

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A. Purchase Price.

1. The purchase price per share shall be fixed by the Plan Administrator.

2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(a) cash or check made payable to the Corporation, or

(b) past services rendered to the Corporation (or any Parent or Subsidiary).

B. Vesting Provisions.

1. Except as otherwise provided below in Section I.B.2 of the Plan, shares of Common Stock issued under the Stock Issuance Program for a purchase price less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of the grant of the stock issuance agreement for such shares of Common Stock, shall be subject to the following vesting requirements of this Section I.B.1 of the Plan. The shares of Common Stock shall vest ratably over a period of not less than three years subject to continued employment or service with the Corporation (with the Corporation retaining the right to repurchase any of such unvested shares at the original purchase price of such shares in the event the recipient terminates employment as provided in the stock issuance agreement, except as otherwise provided in this section). The vesting of such shares of Common Stock may not be accelerated except in the event of a Change of Control of the Corporation, in the event of the death or Disability of the recipient of the shares of Common Stock, in the event of the actual or constructive termination of the employment or services of the recipient with the Corporation by the Corporation without cause (as determined by the Board) pursuant to the stock issuance agreement, an employment or services agreement, or in connection with a separation agreement or severance plan or arrangement under which the recipient of the shares of Common Stock is required to provide consideration for such acceleration of the vesting of the shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock may also be issued under the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares (i) solely upon the attainment of designated performance goals provided that the minimum performance period is not less than one year, or (ii) upon the satisfaction of additional Service requirements in addition to the Service requirements in the preceding provisions of this section.

2. Shares of Common Stock issued under the Stock Issuance Program representing up to five percent (5%) of the total number of shares of Common Stock reserved for issuance under the Plan shall not be subject to the restrictions provided above in Section I.B.1 of the Plan and may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program pursuant to this Section I.B.2 shall be determined by the Plan Administrator and incorporated into the stock issuance agreement. Shares of Common Stock issued pursuant to this Section I.B.2 may also be issued under the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to such escrow arrangements as the Plan Administrator shall deem appropriate and shall be vested to the same extent the Participant’s shares of Common Stock are vested.

4. The Participant shall have full stockholder rights (other than transferability) with respect to any shares of Common Stock issued to the Participant pursuant to the Stock Issuance Program, whether or not

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the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Cash dividends constitute taxable compensation to the Participant are deductible by the Corporation (unless the Participant has made an election under Section 83(b) of the Code).

5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay the Participant, without interest, the lower of (a) the cash consideration paid for the surrendered shares or (b) the Fair Market Value of those shares at the time of cancellation and/or shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares by the applicable clause (a) or (b) amount.

6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

7. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained or satisfied.

II. CHANGE IN CONTROL

A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the occurrence of a Change in Control, except to the extent (1) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the transaction or (2) such accelerated vesting is precluded by other limitations imposed in the stock issuance agreement.

B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and some or all of the shares of Common Stock subject to those terminated rights shall immediately vest, upon the occurrence of a Change in Control, a Proxy Contest or any other event, or the Participant’s Involuntary Termination within a designated period of time following any of these events.

ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

I. OPTION TERMS

A. Automatic Grants. Prior to the Corporation’s 2015 annual meeting of stockholders, option grants shall be made pursuant to the Automatic Option Grant Program in effect under this Plan as follows:

1. Initial Grant: Provided the non-Employee director has not previously been in the employ of the Corporation or any Parent or Subsidiary, each such individual who is first elected or appointed as a non-

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Employee director at any time on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option. The number of shares of Common Stock subject to the option shall be equal to the sum of (a) 20,000 and (b) the product of (x) 1,250 shares and (y) (i) 1 plus (ii) the number of whole calendar months between the date of election or appointment of such non-Employee director to the Board and the anticipated date of the next Annual Stockholders’ Meeting or Special Meeting in lieu of an Annual Stockholders’ Meeting at which directors are elected.

2. Annual Grants: On the date of each Annual Stockholders’ Meeting or Special Meeting in lieu of an Annual Stockholders’ Meeting at which directors are elected, each individual who is to continue to serve as a non-Employee director following an Annual Stockholders’ Meeting, whether or not that individual is standing for re-election to the Board at that particular Annual Stockholders’ Meeting, shall automatically be granted a Non-Statutory Option to purchase 20,000 shares of Common Stock. There shall be no limit on the number of such annual option grants any one non-Employee director may receive over his or her period of Board service, and non-Employee directors who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more option grants from the Corporation shall be eligible to receive one or more such annual option grants over their period of continued Board service.

For the avoidance of doubt, commencing with the Corporation’s 2015 annual meeting of stockholders, no option grants shall be made pursuant to the Automatic Option Grant Program, but shall continue to be authorized under Article Two.

B. Exercise Price. The exercise price per share for each option grant made under the Automatic Option Grant Program shall be equal to 100% of the Fair Market Value per share of Common Stock on the option grant date.

C. Option Term. Each option grant under the Automatic Option Grant Program shall have a term of 10 years measured from the option grant date.

D. Exercise and Vesting of Options.

1. Each option under the Automatic Option Grant Program shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the lower of (a) the exercise price paid per share or (b) the Fair Market Value per share of Common Stock at the time of repurchase, should the Optionee cease such Board service prior to vesting in those shares.

2. The shares subject to each initial option grant shall vest, and the Corporation’s repurchase right shall lapse, in quarterly installments upon the Optionee’s completion of each quarter of service as a non-Employee director measured from the option grant date.

3. The shares subject to each annual option grant shall vest, and the Corporation’s repurchase right shall lapse, in four successive quarterly installments upon the Optionee’s completion of the each quarter of service as a non-Employee director measured from the grant date.

E. Termination of Service. The following provisions shall govern the exercise of any options granted to the Optionee pursuant to the Automatic Option Grant Program that are outstanding at the time the Optionee ceases to serve as a director:

1. The option shall be exercisable until the earlier to occur of (a) the Expiration Date or (b) the one-year anniversary of the date the Optionee’s Board service terminated.

2. During the post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

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3. Should the Optionee’s Board service cease due to death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may be exercised for any or all of those shares as fully vested shares of Common Stock.

4. Upon the expiration of the one year exercise period or (if earlier) upon the Expiration Date, the option shall terminate for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate to the extent the option is not otherwise at that time exercisable for vested shares.

II. CHANGE IN CONTROL/PROXY CONTEST

A. In the event a Change in Control occurs while the Optionee remains a director, the shares of Common Stock at the time subject to each outstanding option that was granted pursuant to this Automatic Option Grant Program shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares subject to the option at that time as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

B. In the event a Proxy Contest occurs while the Optionee remains a director, the shares of Common Stock at the time subject to each outstanding option granted pursuant to this Automatic Option Grant Program shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Proxy Contest, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Such option shall remain exercisable until the earliest to occur of (1) the Expiration Date, (2) the expiration of the one-year period measured from the date of the Optionee’s cessation of Board service, or (3) the termination of the option in connection with a Change in Control transaction.

C. All outstanding repurchase rights under this Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall vest in full, immediately prior to the occurrence of a Change in Control or a Proxy Contest that occurs while the Optionee remains a director.

D. Each option which is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options granted pursuant to the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such transaction.

E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to undertake any corporate action.

III. REMAINING TERMS

The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

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ARTICLE FIVE

MISCELLANEOUS

I. FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest-bearing promissory note payable in one or more installments. After considering the tax and accounting consequences, the Plan Administrator shall establish the terms of any such promissory note (including the interest rate and the terms of repayment). In no event may the maximum credit available to the Optionee or Participant exceed the sum of (A) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of such shares) plus (B) any applicable income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase. Prior to permitting the use of promissory notes as payment under the Plan, the Plan Administrator should consider the restrictions on doing so imposed by Regulation U.

II. TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares granted pursuant to the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock issued pursuant to the Plan (other than the options granted to non-Employee directors or independent contractors) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

1. Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares. So as to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose may not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules.

2. Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes). So as to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose may not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules.

III. SHARE ESCROW/LEGENDS

Unvested shares of Common Stock may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Optionee’s or the Participant’s interest in such shares vests or may be issued directly to the Optionee or the Participant with restrictive legends on the certificates evidencing those unvested shares.

IV. RESTRICTIONS ON CANCELLATION AND REGRANT OF STOCK OPTIONS AND REPRICING OF STOCK OPTIONS

Except with the approval of the stockholders of the Corporation, (i) no option may be granted under the Plan to an employee, consultant or member of the Board in direct exchange for, or in direct connection with, the cancellation or surrender of an outstanding option of such person having a higher exercise price, and (ii) no

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option granted under the Plan may be amended to reduce the exercise price per share of the Common Stock of the Corporation subject to such option below the exercise price of the option as of the date the option is granted, except to reflect the substitution for or assumption of the option in connection with a Change in Control of the Corporation or if any change is made in the Common Stock subject to the Plan or subject to any option under the Plan without the receipt of consideration by the Corporation (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Corporation) in which case the outstanding stock options will be appropriately adjusted in the class or classes and number of securities and price per share of Common Stock subject to such outstanding stock options. In the event of the substitution for or assumption of an option in connection with a Change in Control of the Corporation or if any change is made in the Common Stock subject to the Plan or subject to any option under the Plan without the receipt of consideration by the Corporation, the Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Corporation shall not be treated as a transaction “without receipt of consideration” by the Corporation.)

V. EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan shall become effective on May 23, 2002. No options may be granted or stock issued under the Plan at any time before May 23, 2002.

B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after May 23, 2002. All options outstanding under the Predecessor Plan on May 23, 2002 shall be transferred to the Plan at that time and shall be treated as outstanding options under the Plan.

C. Each outstanding option so transferred shall continue to be governed by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to automatically affect or otherwise modify the rights or obligations of the holders of such transferred options.

D. Notwithstanding the previous sentence, one or more provisions of the Plan, including, without limitation, the acceleration provisions of the Discretionary Option Grant Program relating to Changes in Control and Proxy Contests, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plans provided that such provision or provisions do not adversely affect the Optionee’s rights and obligations.

E. Unless terminated by the Board prior to such time, the Plan shall terminate on May 23, 2019. Should the Plan terminate when any options or unvested shares are outstanding, such awards shall continue in effect in accordance with the provisions of the documents evidencing such grants or issuances.

VI. AMENDMENT OF THE PLAN

The Board shall have complete and exclusive power and authority to amend the Plan or any awards made hereunder. However, no such amendment of the Plan shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment, and, except as provided in Section IV of Article Five of the Plan relating to adjustments upon changes in Common Stock, no increase in the number of shares of Common Stock reserved for issuance under the Plan shall be effective unless approved by the stockholders of the Corporation to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Securities and Exchange Commission Rule 16b-3 or any Nasdaq or securities exchange listing requirements. In addition, stockholder approval shall be necessary to modify the eligibility requirements for participation in the Plan.

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VII. USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for any corporate purpose.

VIII. REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (1) upon the exercise of any option or (2) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable requirements of any stock exchange or the Nasdaq Stock Market on which Common Stock is then listed for trading or traded.

IX. NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

X. CALIFORNIA BLUE SKY PROVISIONS

If the Corporation is not exempt from California securities laws, the following provisions shall apply to any sale of Common Stock or any option grant to an individual who is eligible to receive such grants pursuant to the Plan who resides in the State of California.

A. Option Grant Program.

1. The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

(a) The exercise price per share applicable to each option shall not be less than 85% of the Fair Market Value per share of Common Stock on the date the option is granted.

(b) If the person to whom the option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the date the option is granted.

2. The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than 20% per year vesting, with the initial vesting to occur not later than one year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-Employee directors or independent contractors.

3. Unless the Optionee’s Service is terminated for Misconduct (in which case the option shall terminate immediately), the option (to the extent it was vested and exercisable at that the time Optionee’s Service ceased) must remain exercisable, following Optionee’s termination of Service, for at least (a) six months if Optionee’s Service terminates due to death or Permanent Disability or (b) thirty days in all other cases.

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B. Stock Issuance Program.

1. The purchase price per share for shares issued under the Stock Issuance Program shall be fixed by the Plan Administrator but shall not be less than 85% of the Fair Market Value per share of Common Stock on the issue date. However, the purchase price per share of Common Stock issued to a 10% Stockholder shall not be less than 100% of such Fair Market Value.

2. The Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than 20% per year vesting, with initial vesting to occur not later than one year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the Corporation, non-Employee directors or independent contractors.

C. Repurchase Rights. To the extent specified in a stock purchase agreement or stock issuance agreement, the Corporation and/or its stockholders shall have the right to repurchase any or all of the unvested shares of Common Stock held by an Optionee or Participant when such person’s Service ceases. However, except with respect to grants to officers, directors, and consultants of the Corporation, the repurchase right must satisfy the following conditions:

1. The Corporation’s right to repurchase the unvested shares of Common Stock must lapse at the rate of at least 20% per year over five years from the date the option was granted under the Discretionary Option Grant Program or the shares were issued under the Stock Issuance Program.

2. The Corporation’s repurchase right must be exercised within ninety days of the date that Service ceased (or the date the shares were purchased, if later).

3. The purchase price must be paid in the form of cash or cancellation of the purchase money indebtedness for the shares of Common Stock.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Four of the Plan.

B. Board shall mean the Corporation’s Board of Directors.

C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets, or

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

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E. Common Stock shall mean the Corporation’s common stock.

F. Corporation shall mean BIOLASE, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of BIOLASE, Inc. which adopts the Plan.

G. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

J. Exercise Date shall mean the date on which the option shall have been exercised in accordance with the appropriate option documentation.

K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market and published in The Wall Street Journal . If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal . If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any stock exchange or the Nasdaq Stock Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

L. Incentive Option shall mean an option that satisfies the requirements of Code Section 422.

M. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation (or its Parent or Subsidiary) for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (a) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities, (b) a reduction in his or her base salary by more than 15%, unless the base salaries of all similarly situated individuals are reduced by the Corporation (or any Parent or Subsidiary) employing the individual or (c) a relocation of such individual’s place of employment by more than fifty miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent.

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N. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

O. Non-Statutory Option shall mean an option not intended to be an Incentive Option.

P. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

Q. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

R. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

S. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of 12 months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-Employee director to perform his or her usual duties as a director by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of 12 months or more.

T. Plan shall mean the BIOLASE, Inc. 2002 Stock Incentive Plan, as amended.

U. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

V. Plan Effective Date shall mean the date the Plan becomes effective and shall be coincidental with the date the Plan is approved by the Corporation’s stockholders. The Plan Effective Date is May 23, 2002.

W. Predecessor Plan shall mean the BIOLASE, Inc. 1998 Stock Option Plan, as amended.

X. Primary Committee shall mean the committee comprised of one or more directors designated by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. To obtain the benefits of Rule 16b-3, there must be at least two members on the Primary Committee and all of the members must be “non-employee” directors as that term is defined in the Rule or the entire Board must approve the grant(s). Similarly, to be exempt from the million dollar compensation deduction limitation of Code Section 162(m), there must be at least two members on the Primary Committee and all of the members must be “outside directors” as that term is defined in Code Section 162(m).

Y. Proxy Contest shall mean a change in ownership or control of the Corporation effected through a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the directors ceases, by reason of one or more contested elections for directorship, to be comprised of individuals

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who either (i) have been directors continuously since the beginning of such period or (ii) have been elected or nominated for election as directors during such period by at least a majority of the directors described in clause (i) who were still in office at the time the Board approved such election or nomination.

Z. Secondary Committee shall mean a committee of one or more directors appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

AA. Section 16 Insider shall mean an executive officer or director of the Corporation or the holder of more than 10% of a registered class of the Corporation’s equity securities, in each case subject to the short-swing profit liabilities of Section 16 of the Exchange Act.

BB. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-Employee member of the board of directors or independent contractor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

CC. Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

DD. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

EE. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

FF. Withholding Taxes shall mean the applicable income and employment withholding taxes to which the holder of a Non-Statutory Option or unvested shares of Common Stock under the Plan may become subject in connection with the exercise of those options or the vesting of those shares.

*            *              *

Appendix B - 17

BIOLASE, INC.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet voting.

Internet voting is available 24 hours a day, 7 days a week.

Internet voting is available through 11:59 p.m. Eastern Time the day prior to the annual meeting.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time the day prior to the annual meeting date. Have your proxy card in hand when you access the website and follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return your proxy card to: BIOLASE, Inc., c/o Corporate Election Services, PO Box 3230, Pittsburgh, PA 15230 to ensure your proxy is received prior to the Annual Meeting.

If you vote your proxy by Internet, you do NOT need to mail back your proxy card

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

                 The Notice and Proxy Statement/Annual Report on Form 10-K are available on the

Investors Section of the Biolase website at www.biolase.com.

CONTROL NUMBER g

i  If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.  i

Proposals – Our Board of Directors recommends a vote FOR the director nominees 1, 2, 3, 4 and 5 and proposals 2, 3, 4 and 5. You may choose “FOR” or “WITHHOLD” for up to five of the six nominees listed below. PLEASE ONLY MARK A VOTE WITH RESPECT TO FIVE NOMINEES. Leave the boxes next to one of the nominees blank.

1.	To elect five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

		For	Withhold			For	Withhold
(1)	Paul N. Clark*	☐	☐	(4)	James R. Talevich*	☐	☐

(2)	Dr. Frederic H. Moll*	☐	☐	(5)	Dr. Jonathan T. Lord*	☐	☐

(3)	Jeffrey M. Nugent*	☐	☐	(6)	Federico Pignatelli**	☐	☐

*	Board Nominees (recommended by our Board of Directors)
**	Other Nominee

IMPORTANT: If a stockholder chooses “FOR” and/or “WITHHOLD” for more than five of the director nominees listed above, the shares represented by such proxy will be counted as present for purposes of a quorum and will be voted as directed on all matters other than the election of directors, and in the election of directors, “FOR” votes will be counted for up to five of the director nominees; any “WITHHOLD” votes for any director nominees will be treated as if neither “FOR” nor “WITHHOLD” had been marked for such nominees; and if there are more than five “FOR” votes, then none of the votes will be counted in the election of directors.

2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	To ratify the amendment of our bylaws previously approved by our Board of Directors.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	To approve the amendment of the 2002 Stock Option Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	Advisory vote to approve the compensation of our named executive officers.

☐ FOR ☐ AGAINST ☐ ABSTAIN

EXCEPT AS DESCRIBED ON THIS PROXY CARD, THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE BOARD NOMINEES AND FOR THE PROPOSALS LISTED ABOVE.

Please date this proxy card and sign exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

Signature	Date

Title

Signature (Joint Owner)	Date

Title

i  TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN

THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.  i

WHITE PROXY CARD	BIOLASE, INC.

Annual Meeting of Stockholders

April 27, 2015 11:00 a.m. Pacific Time

This Proxy Is Solicited On Behalf of the Board of Directors of BIOLASE, Inc.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on April 27, 2015 and the Proxy Statement accompanying such Notice, and appoints Jeffrey M. Nugent and Brendan O’Connell and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of BIOLASE, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2015 Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 4 Cromwell, Irvine, CA, 92618, on Monday, April 27, 2015 at 11:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on this proxy card.

By executing this proxy, the undersigned hereby grants the named proxy holders discretionary authority to act upon all other matters incident to the conduct of the meeting or as may properly come before the meeting, or any adjournment thereof.

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting.

CONTINUED AND TO BE SIGNED ON THE OTHER SIDE